                                                                  EXECUTION COPY
                                                                  --------------



                               CREDIT AGREEMENT
                               ----------------

                      STATE STREET BANK AND TRUST COMPANY
                         (FOR ITSELF AND AS AGENT FOR)
                   TEXAS COMMERCE BANK, NATIONAL ASSOCIATION
                                      AND
                             SEQUOIA SYSTEMS, INC.

                     $20,000,000 REVOLVING CREDIT FACILITY

                                MARCH 31, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----
ARTICLE I.     THE CREDIT FACILITY
     1.01.     The Credit Facility                                   1
     1.02.     Interest Rate Options                                 3
     1.03.     Interest Periods                                      4
     1.04.     Interest After Default                                4
     1.05.     LIBOR Rate Unascertainable                            4
     1.06.     Selection of Interest Rate Options                    5
     1.07.     Payments                                              6
     1.08.     Pro Rata Treatment of Banks                           6
     1.09.     Availability                                          6
     1.10.     Charges Against Accounts                              6
     1.11.     Payment on Non-Business Days                          6
     1.12.     Security Documents                                    7
     1.13.     Additional Compensation in Certain Circumstances      8
     1.14.     Renewal                                               9

  ARTICLE II.  CONDITIONS

     2.01.     Conditions to Closing                                 9
     2.02.     Conditions of Making Loans                           12

 ARTICLE III.  REPRESENTATIONS AND WARRANTIES

     3.01.     Organization                                         12
     3.02.     Authority                                            13
     3.03.     Approvals                                            13
     3.04.     Valid Obligations                                    14
     3.05.     Security Interest                                    14
     3.06.     Assets                                               14
     3.07.     Agreements                                           14
     3.08.     Insurance                                            15
     3.09.     Litigation; Claims                                   15
     3.10.     Labor Matters                                        15
     3.11.     ERISA                                                16
     3.12.     Financial Statements                                 16
     3.13.     Taxes                                                16
     3.14.     Investments                                          17
     3.15.     Investment Company                                   17
     3.16.     Indebtedness                                         17
     3.17.     Patents, Copyrights and Trademarks                   17
     3.18.     Environmental Protection                             17
     3.19.     Margin Stock                                         18
     3.20.     Representations Accurate                             18

ARTICLE IV.    COVENANTS
     4.01.     Affirmative Covenants Other Than Financial
                Covenants and Reporting Requirements                19
     4.02.     Negative Covenants                                   21
     4.03.     Financial Covenants                                  25
     4.04.     Reporting Requirements                               26

ARTICLE V.     EVENTS OF DEFAULT; REMEDIES

     5.01.     Events of Default                                    29
     5.02.     Remedies                                             30
     5.03.     Set-off                                              32

ARTICLE VI.    AGENCY

     6.01.     Authorization of Agent and Relationship              32
     6.02.     Disclaimer of Agent                                  33
     6.03.     Bank's Funding Obligations                           33
     6.04.     Payments by the Borrower                             34
     6.05.     Payments by Agent                                    35
     6.06.     Direct Payments                                      36
     6.07.     Administration of the Loans                          36
     6.08.     Unanimous Consent of Banks                           37
     6.09.     Reliance by Borrower                                 37
     6.10.     Rights of Agent                                      38
     6.11.     Acknowledgments, Representations and Covenants
                of Banks                                            38
     6.12.     Collective Action of the Banks                       39
     6.13.     Successor Agent                                      40
     6.14.     Provisions Operative Between Banks and Agent Only    40

ARTICLE VII.   MISCELLANEOUS

     7.01.     Further Assurances                                   40
     7.02.     Right to Cure                                        41
     7.03.     Environmental Matters                                42
     7.04.     Waivers                                              42
     7.05.     Delays                                               42
     7.06.     Notices                                              42
     7.07.     Jurisdiction                                         43
     7.08.     Execution                                            43
     7.09.     Governing Law                                        43
     7.10.     Fees                                                 43
     7.11.     Binding Nature                                       43
     7.12.     Severability                                         44
     7.13.     Under Seal                                           44

ARTICLE VIII.  DEFINITIONS
     8.01.     Definitions                                          44
     8.02.     Use of Defined Terms                                 49
     8.03.     Accounting Terms                                     49


EXHIBITS
- --------

     Exhibit A        Form of Notes
     Exhibit B        Form of Security Agreement
     Exhibit C        Form of Landlord's Waiver
     Exhibit D        Form of Borrowing Base Certificate
     Exhibit E        Form of Pledge Agreement
     Exhibit F        Form of Guaranty Agreement
     Exhibit G        Form of Subsidiary Security Agreement

SCHEDULES
- ---------

     Schedule 3.01    Foreign Qualifications
     Schedule 3.03    Required Authorizations
     Schedule 3.05    Liens
     Schedule 3.06    Locations
     Schedule 3.07    Agreements with Affiliates
     Schedule 3.08    Insurance
     Schedule 3.09    Litigation; Claims
     Schedule 3.12    Financial Statements
     Schedule 3.14    Investments
     Schedule 3.16    Indebtedness
     Schedule 3.17    Intellectual Property Rights
     Schedule 3.18    Environmental Protection

   This Credit Agreement (the "Agreement") is made as of March 31, 1995 between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its Principal Office at 225 Franklin Street, Boston, Massachusetts 02110 for itself and as agent for the Banks (as hereinafter defined), TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a National Banking Association with its Principal office at 712 Main Street, Houston, Texas 77002 (each, a "Bank" and collectively, the "Banks") and SEQUOIA SYSTEMS, INC., a Delaware corporation with its Principal Office at 400 Nickerson Road, Marlborough, Massachusetts 01752 (the "Borrower").

   WHEREAS, the Borrower has requested that the Banks provide, and subject to the terms and conditions of this Agreement and of the other agreements and documents referred to herein, the Banks have agreed to provide, to the Borrower a credit facility (the "Credit Facility") of up to $20,000,000 to provide for the working capital requirements of the Borrower.

   NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, in order to induce the Banks to provide the Credit Facility, and intending to be legally bound, hereby agrees with the Banks as follows:


                                   ARTICLE I
                              THE CREDIT FACILITY

   1.01.  The Credit Facility.  The Credit Facility shall consist of a
          -------------------
revolving line of credit pursuant to which the Banks may from time to time make Loans to the Borrower and/or issue Letters of Credit on behalf of the Borrower. Subject to the terms and conditions hereinafter set forth, the Banks shall make Loans to the Borrower and/or issue Letters of Credit on behalf of the Borrower at the Principal Office of the Agent, on any Business Day prior to the Termination Date, in such amounts as the Borrower may request; provided, however, that the aggregate of all Loans and all Letters of Credit outstanding shall at no time exceed the lesser of (i) $20,000,000 or (ii) the Borrowing Base. Within the foregoing limits, subject to the terms and conditions of this Agreement, the Borrower may obtain Loans and/or Letters of Credit, repay Loans in whole or in part and obtain Loans again on one or more occasions. Each Loan advanced upon the Prime Rate Option shall be in the principal amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof. Each Loan advanced upon the LIBOR Option shall be in the principal amount of One Million Dollars ($1,000,000) or an integral multiple thereof. Each Letter of Credit shall be in a minimum amount of Twenty Five Thousand Dollars ($25,000). The Loans shall be evidenced by the Notes of the Borrower, dated as of the date hereof. The Borrower hereby irrevocably authorizes each Bank to make or cause to be made, on a schedule attached to the respective Notes or on the books of the Bank, at or following the time of making each Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Loans. The amount so noted shall constitute prima facie evidence as to the amount owed by the Borrower with respect to principal of the Loans. Failure of any Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Notes.

          (a) Request for Loans.  The Borrower will give the Agent (i) same day
              -----------------
telephonic or written notice for Prime Rate Loans by 10:00 a.m. (Boston time); and (ii) two (2) Business Days' prior telephonic or written notice for LIBOR Loans, each such notice specifying the amount, date and Interest Rate Option (and for a LIBOR Loan, the LIBOR Interest Period) of each Loan requested. Any telephonic notice given under this Section will be followed by written notice given not later than the next following Business Day. The Agent may rely in good faith in the identity and authority of any person providing such telephonic notice.

          (b) Repayment of Principal.  The Borrower shall repay in full all
              ----------------------
Loans and all interest thereon and all other changes incurred in connection therewith upon the Termination Date. The Borrower may prepay, at any time, without penalty, the whole or any portion of any Prime Rate Loan; provided that each such prepayment, if less than the aggregate amount of all Prime Rate Loans then outstanding, shall be in the amount of Fifty Thousand Dollars ($50,000) or an integral multiple thereof and on the last day of the applicable LIBOR Interest Period with respect to Loans to which a LIBOR Option applies. In the event that at any time the Borrowing Base is in an amount which is less than the aggregate amount of all Loans and Letters of Credit outstanding, the Borrower will forthwith prepay so much of the Loans as may be required so that the aggregate of all Loans and Letters of Credit outstanding will not exceed the Borrowing Base. The Banks may, at their discretion, renew the revolving line of credit described in this Agreement by extending the Termination Date. Neither the inclusion in this Agreement of financial covenants relating to periods after the Termination Date or any other terms and provisions hereof, however, will be deemed to create any implication that the Banks are required to renew such revolving line of credit.

          (c) Interest Payments.  The Borrower will pay interest on the
              -----------------
principal amount of the aggregate Loans outstanding from time to time, from the date of the initial Loan until payment of all Loans and the Notes in full and the termination of this Agreement, such interest to be payable monthly in arrears on each Payment Date, commencing with the first such Payment Date after the date of this Agreement, and at the end of each LIBOR Interest Period with regard to LIBOR Loans, and on the date of payment of the Loans in full.

          (d) Commitment Fee.  The Borrower shall pay to the Agent, in
              --------------
connection with the establishment and maintenance of the revolving line of credit, a commitment fee equal to three-eighths of one percent (0.375%) per annum of the average daily unused portion of the revolving line of credit during the preceding calendar quarter (or such shorter period as has elapsed from the Closing Date to the end of the current calendar quarter). The commitment fee shall be payable in arrears, on the first day of each of the months of April, July, October and January in each year, commencing July 1, 1995.

          (e) Use of Loan Proceeds.  The proceeds of each Loan will be used by
              --------------------
the Borrower solely for its short-term working capital purposes but not to fund research and development activities, losses or acquisitions absent the prior consent of the Banks.

          (f) Letters of Credit.  As part of the Credit Facility, the Agent will
              -----------------
issue on behalf of the Borrower, at the request of the Borrower, one or more commercial letters of credit and/or standby letters of credit; provided, however, that (a) each such letter of credit issued by the Agent on behalf of the Borrower (individually a "Letter of Credit" and collectively the "Letters of Credit") shall by its terms expire no later than the earlier of (i) one year from the date of issuance thereof or (ii) 30 days prior to the Termination Date, and (b) the aggregate amount of outstanding Letters of Credit shall not exceed $5,000,000 at any time. Upon the issuance of any Letter of Credit by the Agent, the Agent will promptly notify each Bank of the date of issuance, amount and expiration date of each such Letter of Credit. As a condition of the issuance of each such Letter of Credit, the Borrower shall (1) execute the Agent's prevailing letter of credit documentation, as in effect from time to time, and
(2) pay to the Agent the Agent's prevailing letter of credit issuance, maintenance and negotiation fee(s), as in effect from time to time. Any and all amounts which the Agent is required to advance pursuant to the Letters of Credit shall become, at the time the amounts are advanced, Prime Rate Loans from the Banks. The Agent will notify the Banks of the amount required to be advanced pursuant to the Letters of Credit. Before 12:00 noon (Boston time) on the date of any advance that the Agent is required to make pursuant to the Letters of Credit, each Bank shall make available such Bank's Proportionate Share of such advance in immediately-available funds to the Agent. The Borrower agrees to be bound by the terms of the Agent's application and/or agreement for Letters of Credit and the Agent's written regulations and customary practices relating to Letters of Credit, though such interpretation may be different from the Borrower's own, and it is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence, and/or mistakes, whether of omission or commission, in following the Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

   1.02.  Interest Rate Options.  The Borrower shall pay interest in respect of
          ---------------------
the outstanding unpaid principal amount of the Loans as selected by it at the Prime Rate Option or LIBOR Option set forth below applicable to the Loans. The Agent's determination of a rate of interest and any change therein shall in the absence of manifest error be conclusive and binding upon all parties hereto. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

          (a) Interest Rate Options.  The Borrower shall have the right to
              ---------------------
select from the following Interest Rate Options applicable to the Loans:

              (i)    Prime Rate Option: A fluctuating rate per annum (computed
                     -----------------
on the basis of a year of 360 days, as the case may be, and actual days elapsed) equal to the Prime Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Prime Rate.

              (ii) LIBOR Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to LIBOR plus two percentage points.

          (b) Rate Quotations.  The Borrower may call the Agent on or before the
              ---------------
date on which a Loan request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such indication shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

   1.03.  Interest Periods.  At any time when the Borrower shall select,
          ----------------
convert to or renew a LIBOR Loan, the Borrower shall notify the Agent thereof at least two (2) Business Days prior to the effective date of such LIBOR Loan by delivering a Loan request. The loan request shall specify an interest period during which such LIBOR Loan Option shall apply, such periods to be one, two or three months ("LIBOR Interest Period"), provided, that:

          (a) any LIBOR Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day;

          (b) any LIBOR Interest Period which begins on the last day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such LIBOR Interest Period is to end shall end on the last Business Day of such subsequent month;

          (c) the Borrower shall not select, convert to or -renew a -LIBOR Interest Period for any portion of the Loans that--would end after the Termination Date; and

          (d) in the case of the renewal of a LIBOR Loan at the end of a LIBOR Interest Period, the first day of the new LIBOR Interest Period shall be the last day of the preceding LIBOR Interest Period, without duplication in payment of interest for such day.

   1.04.  Interest After Default.  To the extent permitted by applicable law,
          ----------------------
upon the occurrence and during the continuation of an Event of Default, any principal, interest, fee or other amount payable hereunder shall bear interest for each day thereafter until ' paid in full (before and after judgment) at a rate per annum which shall be equal to five percentage points (5%) above the rate of interest otherwise applicable with respect to such amount or the Prime Rate if no rate of interest is otherwise applicable, but in no event in excess of the highest rate permitted under applicable law. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

   1.05.  LIBOR Unascertainable.
          ---------------------

          (a) If on any date on which LIBOR would otherwise be determined, either Bank shall have determined (which determination shall be conclusive absent manifest error) that:

              (i) adequate and reasonable means do not exist for ascertaining LIBOR, or

              (ii) a contingency has occurred which materially and adversely affects the London interbank market relating to LIBOR, or

          (b) if at any time any Bank shall have determined (which determination shall be conclusive absent manifest error) that:

              (i) the making, maintenance or funding of any LIBOR Loan has been made impracticable or unlawful by compliance by such Bank in good faith with any law or any interpretation or application thereof by any official body or with any request or directive of any such official body (whether or not having the force of law), or

              (ii) LIBOR will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any LIBOR Loan, or

              (iii) after making all reasonable efforts, deposits of the relevant amount in U.S. Dollars for the relevant LIBOR Interest Period for a LIBOR Loan are not available to such Bank with respect to a proposed LIBOR Loan in the London interbank market,

              (iv) then in the case of any event specified in subsection (a) above, either Bank shall promptly so notify the Agent and the Borrower thereof and in the case of any event specified in subsection (b) above, such Bank shall promptly so notify the Agent in writing as to the specific circumstances of such event, and the Agent shall promptly send copies of such notice to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks in the case of such notice given by the Agent or (B) such Bank in the case of such notice given by such Bank the right of the Borrower to select, convert to or renew a LIBOR Loan shall be suspended until the Agent shall have later notified the Borrower or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection (a) or (b) of this
Section 1.05, and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBOR Loan and such LIBOR Loan has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Prime Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under subsection (b) of this Section 1.05, the Borrower shall, subject to the Borrower's indemnification obligations under Section 1.13(b), as to any LIBOR Loan of the Banks on the date specified in such notice either convert such LIBOR Loan to a Prime Rate Loan otherwise available with respect to such Loan or prepay such Loan in accordance with the provisions of this Agreement. Absent due notice from the Borrower of conversion or prepayment such Loan shall automatically be converted to a Prime Rate Loan upon such specified date.

   1.06.  Selection of Interest Rate Options.  If the Borrower fails to select a
          ----------------------------------
LIBOR Interest Period in accordance with the provisions of Section 1.03 in the case of renewal of a LIBOR Loan, the Borrower shall be deemed to have converted such Loan or portion thereof to a Prime Rate Loan commencing upon the last day of that LIBOR Interest Period. If an Event of Default shall occur and be continuing, the Agent may in its discretion limit the Borrower to the Prime Rate Option.

   1.07.  Payments.  All payments and prepayments to be made in respect of
          --------
principal, interest, commitment fees, closing fee, Letter of Credit fees, Agent's fees or other fees or amounts due from the Borrower hereunder shall be payable prior to 12:00 noon (Boston time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office of the Agent for the ratable accounts of the Banks with respect to the Loans in U.S. dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds in accordance with Section
6.04 hereunder. All monies received by the Banks hereunder shall be applied (i) first to reasonable fees, charges, costs and expenses payable to the Banks under this Agreement, any of the Security Documents or any Letter of Credit documents;
(ii) next to interest then accrued on account of the Loans; and only thereafter
(iii) to principal of the Loans; and finally (iv) to any and all other obligations and liabilities owing to either Bank by the Borrower, however or whenever arising. Interest shall be calculated on the basis of the actual number of days and a year of 360 days.

   1.08.  Pro Rata Treatment of Banks.  Each borrowing, and each selection of,
          ---------------------------
conversion to or renewal of any Loan or Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, commitment fees, closing fee, Letter of Credit fees, or other fees or amounts due from the Borrower hereunder to the Banks with respect to the Loans, except for the Agent's fees, shall be made in proportion to the Loans outstanding from each Bank and if no such Loans are then outstanding, in proportion to the Proportionate Share of each Bank.

          (a) Except as otherwise provided herein, the Borrower shall have the right at its option from time to time to prepay the Loans in whole or part.

              (i) at any time with respect to any Loan to which the Prime Rate Option applies, provided that such prepayment, if less than the aggregate of all Prime Rate Loans, shall be in the amount of $50,000 or an integral multiple thereof;

              (ii) on the last day of the applicable LIBOR Interest Period with respect to Loans to which a LIBOR Option applies.

   1.09.  Availability.  The proceeds of all Loans shall be credited by the
          ------------
Agent to a general deposit account of the Borrower with the Agent.

   1.10.  Charges Against Accounts.  The Agent may charge any general deposit
          ------------------------
account of the Borrower at the Agent with the amount of all payments of interest, principal and other sums due, from time to time, under this Agreement, the Notes and/or any Letter of Credit or documents relating thereto and will thereafter notify the Borrower of the amount so charged. The failure of the Agent so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein, in the Notes and/or any Letter of Credit or documents relating thereto.

   1.11.  Payment on Non-Business Days.  Whenever any payment to be made to the
          ----------------------------
Agent or any Bank hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

   1.12.  Security Documents.  Payment of the principal and interest under the
          ------------------
Notes and of all other obligations of the Borrower under this Agreement or any Letter of Credit documents shall be secured by the following:

          (a) A security interest in all assets now or hereafter owned by the Borrower, as more fully set forth in a Security Agreement substantially in the form of Exhibit B hereto;
        ---------

          (b) A security interest in all assets now or hereafter owned by each of Sequoia Holdings, Inc. and Texas Microsystems, Inc., as more fully set forth in the Security Agreements substantially in the form of Exhibit G hereto;

          (c) A security interest (or comparable interest under local law) in all assets now or hereafter owned by each of Sequoia Asia Pacific Pty Ltd and Sequoia Systems (Australia) Pty Ltd, as more fully set forth in the Agreements of even date herewith;

          (d) A security interest (or comparable interest under local law) in all assets now or hereafter owned by Sequoia Systems (U.K.) Limited, a limited liability company incorporated in England, as more fully set forth in the Debenture of even date herewith;

          (e) A guaranty of the Borrower's performance under this Agreement and the Notes by each of Sequoia Holdings, Inc. and Texas Microsystems, Inc., and Sequoia Asia Pacific Pty Ltd as more fully set forth in the Guaranty Agreements substantially in the form of Exhibit F hereto;

          (f) A pledge of the capital stock owned by each of the Borrower; Sequoia Holdings, Inc.; Texas Microsystems, Inc.; and Sequoia Asia Pacific Pty Ltd, as more fully set forth in the Pledge Agreements substantially in the form of Exhibit E hereto;

          (g) A landlord's waiver, in substantially the form of Exhibit C hereto (the "Landlord's Waiver"), which the Borrower shall use its best efforts to cause the Landlord of the Borrower's Principal Office to execute and deliver to the Agent within ninety (90) days after the closing date, and such other consents, UCC financing statements, and other documents as the Banks or their counsel may reasonably request to permit, secure, and perfect the security interests provided for hereunder; and

          (h) All such other security agreements or assignments, if any, with respect to patents, copyrights, trademarks, and other intellectual property of the Borrower and any of its subsidiaries, as the Bank may now or hereafter reasonably request to create and perfect its security interest therein.

   (Collectively, all of the foregoing documents now or hereafter delivered pursuant to the terms of this Section 1.12, together with the Notes, being referred to herein as the "Security Documents").

   1.13.  Additional Compensation in Certain Circumstances.
          ------------------------------------------------

          (a) Increased Costs or Reduced Return Resulting From Taxes, Reserves,
              -----------------------------------------------------------------
Capital Adequacy Requirements, Expenses, Etc.  If any Law, guideline or
- --------------------------------------------
interpretation or any change in any Law, guideline or interpretation or application thereof by any official body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other official body:

              (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, commitment fees, or other amounts due from the Borrower hereunder or under the Notes (except for taxes on the overall net income of such Bank), imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

              (ii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and

              (iii) the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its reasonable discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution method employed in good faith) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

          (b) Indemnity.  In addition to the compensation required by subsection
              ---------
(a) of this Section 1.13, the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain LIBOR Loans subject to the LIBOR Option) which such Bank sustains or incurs as a consequence of any

              (i) payment, prepayment, conversion or renewal of any LIBOR Loan on a day-other than--the last day of the corresponding LIBOR Interest Period -(whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

              (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Loan requests or prepayments; or

              (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or any other amount due hereunder.

              (iv) If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower and the Agent of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

   1.14.  Renewal.  The Banks may, at their discretion, renew the revolving line
          -------
of credit described in this Agreement by extending the Termination Date. Neither the inclusion in this Agreement of financial covenants relating to periods after the Termination Date or any other terms and provisions hereof, however, will be deemed to create any implication that the Banks are required to renew such revolving line of credit.

                                  ARTICLE II
                                  CONDITIONS

   2.01.  Conditions to Closing.  The obligations of the Banks to perform any of
          ---------------------
their obligations under this Agreement, any Security Documents or any Letter of Credit documents is subject to the satisfaction of all of the following conditions:

          (a) Documents.  The Agent shall have received this Agreement and all
              ---------
of the Security Documents, duly executed and delivered by all parties thereto, and all actions contemplated by the foregoing documents shall have been accomplished to the reasonable satisfaction of the Agent and its special counsel.

          (b) Warranties, Covenants True.  All representations and warranties of
              --------------------------
the Borrower and its subsidiaries; Sequoia Holdings, Inc. Texas Microsystems, Inc.; Sequoia Systems (U.K.) Limited; Sequoia Asia Pacific Pty Ltd; and Sequoia Systems (Australia) Pty Ltd (the "Subsidiaries"), in this Agreement and the Security Documents shall be true and accurate on the Closing Date in all material respects as if then given, and the Borrower and each of the Subsidiaries and the other parties to the Security Documents shall have performed or observed all of the terms, covenants, conditions and obligations under this Agreement and the Security Documents which are required to be performed or observed by it or them on or prior to the Closing Date.

          (c) Closing Certificate.  The Agent shall have received a certificate,
              -------------------
dated as of the Closing Date and executed by the Chief Financial Officer of the Borrower, in form and content satisfactory to the Bank, stating the substance of
Section 2.01(b).

          (d) Results of Searches.  The Agent shall have received written
              -------------------
results of searches of the records of filing offices, dated as of a date as close to the Closing Date as practicable, stating that with respect to each jurisdiction in which Collateral is kept or maintained and with respect to each filing office where a filing is required to perfect the Banks' security interest in the Collateral or where a filing may be made which may affect the priority of the Banks' security interest in such Collateral, there are no financing statements, assignments or notices of tax liens on file against or with respect to any such Collateral, other than financing statements in which the Banks are named as the secured party, and financing statements as to leased equipment disclosed on Schedule 3.05 hereto.
             -------------

          (e) Insurance.  The Agent shall have received insurance binders or
              ---------
certificates of insurance coverage indicating that the Borrower has obtained insurance as required by Section 4.01(c) of this Agreement.

          (f) Financial Statements.  Each Bank  shall have received copies of
              --------------------
the unaudited consolidated balance sheet of the Borrower as at January 1, 1995, together with the related unaudited consolidated statement of income for the two-month period then ended and for the portion of the fiscal year of the Borrower through such date, certified by the Chief Financial Officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower, in conformity with GAAP (subject to normal year-end audit adjustments and to the fact that the unaudited financial statements may be condensed and may not include footnotes).

          (g) Merger Documents and Approvals.  The Agent shall have received (i)
              ------------------------------
either approval of the proposed merger between Borrower and Texas Microsystems, Inc. by the Securities and Exchange Commission or the Shareholders of Borrower and Texas Microsystems, Inc.; and (ii) documents substantiating the completion of the merger.

          (h) Other Documents.  The Agent shall have received all other
              ---------------
documents and assurances required hereunder or which it may have heretofore reasonably requested in connection with the transactions contemplated by this Agreement, and such documents shall be certified, when appropriate, by the proper authorities or corporate officers, including without limitation the following, and all such documents and all proceedings to be taken in connection with such transactions shall be reasonably satisfactory in form and substance to the Agent and its special counsel:

              (i) Certified copies of the resolutions of the Board of Directors of the Borrower and its Subsidiaries evidencing approval of this Agreement, the Security Documents and the other matters contemplated hereby and certified copies of all documents evidencing other necessary corporate action or approvals, if any, with respect to this Agreement, the Security Documents and such other matters, including, without limitation, any required approvals of governmental authorities and other persons or entities.

              (ii) A certificate, signed by the Secretary or Assistant Secretary of the Borrower, setting forth the names of the officers of the Borrower authorized to sign this Agreement, the Security Documents and any and all certificates, notices and reports referred to herein; such certificate shall contain the true signatures of such officers.

              (iii) A copy of the By-laws of the Borrower, as amended to date, as certified by its Secretary; certificates of corporate legal existence and good standing for the Borrower and each of its Subsidiaries issued as of a recent date by the appropriate public officials of the State of Delaware, the Commonwealth of Massachusetts, and other appropriate authorities, as the case may be.

              (iv) Uniform Commercial Code financing statements and any such other documents as shall be reasonably requested by the Banks to vest in the Banks a first priority security interest in and to all of the Collateral subject only to Permitted Liens.

              (v) Such documents which, in the reasonable opinion of the Banks or their special counsel, are required to be obtained in connection with the Loans under the revolving line of credit by reason of the provisions of any law or regulation applicable to the Banks (including, without limitation, executed Forms U-1), and the statements made in such documents shall be such as, in the opinion of the Banks, will permit such Loans in accordance with such laws and regulations.

              (vi) A certificate from the Chief Financial Officer of the Borrower certifying that as of the Closing Date, the Borrower (A) has Tangible Net Worth is in excess of $25,000,000, and (B) has paid all applicable material taxes then due and owing or has duly obtained extensions with respect thereto.

          (i) No Adverse Change.  There shall have occurred no material adverse
              -----------------
change in the business, prospects, properties or financial condition of the Borrower since January 1, 1995.

          (j) Closing Fee.  At the Closing, the Borrower shall have paid to the
              -----------
Banks, or authorized the Agent to charge against its account, (i) a closing fee in the amount of $50,000 which is to be distributed to the Banks based upon their Proportionate Share; and (ii) an Agent's fee in the amount of $15,000.

          (k) Legal Expenses.  At the Closing, the Borrower shall have paid to
              --------------
the Banks, or authorized the Agent to charge against its account, all reasonable costs and expenses (including reasonable legal fees and disbursements of the Banks' special counsel) of the Banks in connection with the preparation and execution of this Agreement and the Security Documents.

          (l) Legal Opinion.  All legal matters incident to this Agreement shall
              -------------
be reasonably satisfactory to the Banks' special counsel, and the Bank shall have received at the Closing the legal opinion of Jeremy F. Swett, Esquire, General Counsel to the Borrower, in form and substance reasonably satisfactory to the Banks and their special counsel.

   2.02.  Conditions of Making Loans.  The obligation of the Bank to make any
          --------------------------
Loans or issue any Letters of Credit on or subsequent to the Closing Date is subject to the satisfaction of the following conditions precedent on or before the date of making each such Loan or issuing each such Letter of Credit (the "Borrowing Date"):

          (a) Representations and Warranties.  The representations and
              ------------------------------
warranties contained in Article III hereof and in the Security Documents and otherwise made by the Borrower or its Subsidiaries in writing in connection with the transactions contemplated by this Agreement shall have been correct in all material respects as of the date on which made and shall also be correct in all material respects at and as of such Borrowing Date with the same effect as if made at and as of such time, except as may have been disclosed in writing to the Banks by the Borrower or its Subsidiaries and to which the Banks have consented in writing and to the extent that the facts upon which such representations and warranties are based may in the ordinary course be changed by the transactions permitted or contemplated hereby.

          (b) Performance.  The Borrower shall have performed and complied in
              -----------
all material respects with all terms and conditions herein required to be performed or complied with by it prior to or on such Borrowing Date, and on such Borrowing Date there shall exist no Event of Default or condition which would, with either or both the giving of notice or the lapse of time, result in an Event of Default upon consummation of the subsequent Loan to be made or Letter of Credit to be issued on such Borrowing Date.

          (c) Certificate.  The Agent shall have received a counterpart
              -----------
Borrowing Base Certificate in the form attached hereto as Exhibit D executed by
                                                          ---------
the Chief Financial Officer of the Borrower.

     Each request by the Borrower for a Loan or the issuance of a Letter of Credit subsequent to the Closing Date shall constitute certification by the Borrower that the conditions specified in this Section 2.02 will be duly satisfied on the date of the making of such Loan or the issuance of such Letter of Credit.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

   The Borrower incorporates herein all of the representations and warranties set forth in the Security Documents. In addition, the Borrower represents and warrants to the Bank as follows:

   3.01.  Organization.  The Borrower and each of its Subsidiaries is a
          ------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, the United Kingdom and Australia, as the case may be. The Borrower: (i) is duly qualified to do business and in good standing in the Commonwealth of Massachusetts and each other jurisdiction where such qualification is required, except those jurisdictions where the failure to so qualify will not have a material adverse effect on the Borrower's business, prospects or financial condition (a list of the jurisdictions where the Borrower is so qualified as of the date hereof being set forth on Schedule 3.01 hereto);
                                                         -------------
(ii) and each of its Subsidiaries has all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted after the Closing and to own its properties now and after the Closing; and (iii) and each of its Subsidiaries has all requisite corporate power and authority to execute and deliver, and to perform all of its obligations under, this Agreement and the other Loan Documents.

   3.02.  Authority.  The execution, delivery and performance by the Borrower
          ---------
and each of its Subsidiaries of this Agreement and the other Loan Documents: (i) have been duly authorized by all necessary corporate action; (ii) do not contravene any provision of the Borrower's or such Subsidiary's Certificate of Incorporation or by-laws, each as amended to date; (iii) do not violate any provision of any law, rule or regulation or any judgment, determination or award applicable to the Borrower or any Subsidiary; (iv) do not and will not result in a material breach or constitute a material default (or constitute an event which with the passage of time or giving of notice or both could constitute an event of default) under any agreement to which the Borrower or each of its Subsidiaries is a party or by which any of its properties are bound, including, without limitation, any loan or credit agreement, lease, indenture, debt instrument or mortgage;

and (v) do not and will not result in or require the creation or imposition of any lien, security interest, mortgage, deed of trust, pledge or other charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower, except the security interests and liens granted to the Banks under the Security Documents. The Borrower and each of its Subsidiaries is not in default in any material respect under any law, rule or regulation, order, writ, judgment, injunction, decree, determination or award referred to above, or to the Borrower's knowledge under any loan or credit agreement, lease, indenture, debt instrument or mortgage referred to above, and the Borrower and each of its Subsidiaries will not be in any such default which would have a material adverse effect on the Borrower's business or financial condition by virtue of the transactions to be entered into at the Closing.

   3.03.  Approvals.  No authorization, consent, approval, license or exemption
          ---------
of, or filing a registration with, any court or governmental department or commission, board, bureau, agency, instrumentality or other person or entity, domestic or foreign, is or will be necessary for the valid execution, delivery or performance by the Borrower and each of its Subsidiaries of this Agreement or any of the other Loan Documents, other than filings which have already been made and consents or approvals which have already been received, and filings required to perfect under applicable law the security interests and liens granted to the Banks pursuant to the Security Documents. Set forth on Schedule 3.03 hereto is a
                                                       -------------
list of all material licenses, permits, certificates and other governmental authorizations required as of the date hereof for the conduct of the business of the Borrower and each of its Subsidiaries. As of the date hereof, the Borrower and each of its Subsidiaries is the lawful holder of the licenses, permits, certificates and governmental authorizations set forth on such Schedule 3.03.
                                                               -------------
The Borrower and each of its Subsidiaries has no reason to believe that any such material license, permit, certificate or other governmental authorization will be revoked, canceled, rescinded, terminated, modified or lost to the extent such revocation, cancellation, rescission, termination, modification or loss would have a material adverse effect on the Borrower's business or financial condition.

   3.04.  Valid Obligations.  This Agreement and the other Loan Documents have
          -----------------
been duly executed and delivered by the Borrower and each of its Subsidiaries and constitute legal, valid and binding obligations of the Borrower and each of its Subsidiaries, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

   3.05. Security Interest. The Banks' security interest in the Collateral has been duly perfected to the extent that such security interest may be perfected by filing (a) UCC-1 financing statements with (i) the Secretary of State of the Commonwealth of Massachusetts, the Clerk of the City of Marlborough, Massachusetts and the Secretary of State of Texas and (b) notices of the Banks' security interest in the intellectual property of the Borrower and each of its Subsidiaries with (i) the U.S. Patent and Trademark office and (ii) the U.S. Copyright office. Except as set forth on Schedule 3.05 hereto, no security interest, lien, mortgage, deed of trust, pledge, levy, attachment, claim or other charge or encumbrance shall exist at the Closing with respect to any of the assets or properties of the Borrower and each of its Subsidiaries (including, without limitation, the Collateral), other than the security interests granted to the Banks under the Security Documents or Permitted Liens.

   3.06.  Assets.  The Borrower and each of its Subsidiaries has good and valid
          ------
title to all of its assets and properties (including without limitation, the Collateral), in each case subject to no security interests, lien, mortgage, pledge, lease, encumbrance, charge, easement, or encroachment except for Permitted Liens and for defects and claims which, in the aggregate, could not have a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases under which it is operating, and all said leases are valid and subsisting and in full force and effect in all material respects. The Borrower's principal place of business is maintained at its Principal Office at the location indicated in the preamble to this Agreement. Attached as Schedule 3.06
                                                                  -------------
is a complete list of all locations at which the Borrower keeps or maintains its assets, properties, books and/or records other than equipment loaned or consigned to customers or prospective customers in the ordinary course of the Borrower's business.

   3.07.  Agreements.
          ----------

          (a) Attached as Schedule 3.07 hereto is a list of all material
                          -------------
agreements (including all amendments thereto), oral or written, in effect as of the date hereof between the Borrower and any director, officer, shareholder or Affiliated Person of the Borrower, including without limitation, all leases and management, maintenance, brokerage, supply and service contracts and any contract, agreement or other arrangement providing for the employment of, furnishing of services to or by, rental of real or personal property to or from or otherwise requiring payments to or by the Borrower, any director, officer or shareholder thereof, or any affiliate of any of the foregoing. True, correct and complete copies of all of the agreements (including all amendments, exhibits and schedules thereto) set forth on Schedule 3.07 have previously been made
                                    -------------
available to the Bank and its special counsel.

          (b) The Borrower and each of its Subsidiaries is not in violation of any term of its charter or by-laws, as now in effect, or of any material term of any mortgage, indenture, judgment, decree, order, instrument, contract or agreement or, to its knowledge, of any term of any statute, ordinance, administrative determination, or governmental rule or regulation applicable to it where such violation would have a material adverse effect on the Borrower's business or financial condition.

   3.08.  Insurance.  Attached hereto as Schedule 3.08 is a complete and
          ---------                      -------------
accurate list of all insurance policies of the Borrower covering its properties and assets as of the date hereof. The Borrower has previously made available or on the Closing Date shall make available to the Agent complete and accurate copies of all insurance policies (or certificates of insurance) listed on
Schedule 3.08. All insurance policies listed on Schedule 3.08 are in full force
- -------------                                   -------------
and effect, with the premiums due thereon paid, and the

Borrower is not in default with respect to any such policy. In addition, all such policies satisfy the requirements set forth in Section 4.01(c) hereof.

   3.09.  Litigation; Claims.  Except as set forth on Schedule 3.09
          ------------------                          -------------
hereto, as of the date hereof, there are no actions, suits, proceedings or investigations pending or, to the Borrower's knowledge, threatened against the Borrower and each of its Subsidiaries before any court or any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or purport by its terms to challenge the validity or enforceability of this Agreement, any of the other Loan Documents or any action taken or to be taken in connection with the transactions contemplated hereby or thereby, or which in any single case or in the aggregate is likely to result in any material adverse change in the business, condition, affairs or operation of the Borrower or any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted.

   3.10.  Labor Matters.  The Borrower and each of its Subsidiaries is not a
          -------------
party to any collective bargaining or similar agreement on the date hereof and has complied in all material respects with all applicable state and federal laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to employment of employees of the Borrower, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower other than in the ordinary course of business where such arrears would have a material adverse effect on the Borrower's and each of its Subsidiaries' business or financial condition.

   3.11.  ERISA.
          -----

          (a) Each "employee pension benefit plan" and "employee welfare benefit plan" of the Borrower has been maintained and operated in compliance in all material respects with its terms and with applicable provisions of ERISA, the Code, all regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations, including without limitation bonding requirements and requirements for the filing of applicable reports, documents, and notices with the Secretary of Labor or the Secretary of the Treasury and the furnishing of documents to the participants and beneficiaries of each such plan (as each of the quoted terms is defined or used in ERISA, and the Code) except where the failure to be in compliance therewith would not have a material adverse effect on the Borrower's business or financial condition.

          (b) No "prohibited transaction" or "accumulated funding deficiency" or "reportable event" has occurred with respect to any "single employer plan" of the Borrower which would have a material adverse effect on the Borrower's business or financial condition. No Borrower, predecessor to the Borrower and each of its Subsidiaries or "commonly controlled entity" has ever been included in a "multiemployer plan" as to which the Borrower or any "commonly controlled entity" would have liability if the Borrower or any "commonly controlled entity" were to withdraw therefrom (as each of the quoted terms is defined or used in ERISA and the

Code) which would have a material adverse effect on the Borrower's business or financial condition.

   3.12.  Financial Statements.  Attached as Schedule 3.12 hereto are
          --------------------               -------------
consolidated financial statements of the Borrower and Texas Microsystems, Inc., including consolidated balance sheets, statements of income and retained earnings and cash flows (collectively, together with the financial statements to be delivered by the Borrower pursuant to Section 2.01(f) hereof, the "Financial Statements") for the fiscal year ended June 30, 1994 and the six month period ended on January 1, 1995 (the "Statement Dates"). The Financial Statements for the fiscal year ended on June 30, 1994 have been audited by Coopers & Lybrand L.L.P., certified public accountants as to the Borrower, and Arthur Andersen, certified public accountants, as to Texas Microsystems, Inc. The Financial Statements are complete and accurate in all material respects and fairly present the financial performance and condition of the Borrower and Texas Microsystems, Inc. through and as of the respective Statement Dates, in accordance with GAAP consistently applied, provided that the Financial Statements for the six-month period ended on January 1, 1995 are subject to normal year-end audit adjustments. The Borrower has no liability, contingent or otherwise, not disclosed in the Financial Statements or in any notes thereto that could materially adversely affect the financial condition of the Borrower. Since the last Statement Date there has not been a material adverse change in the business or operations of the Borrower.

   3.13.  Taxes.  The Borrower and each of its Subsidiaries has filed all
          -----
federal, foreign state, local and other tax returns, reports and estimates which are required to be filed and has paid all taxes, fees and other governmental charges shown on such returns, reports and estimates and on all assessments received by it, to the extent that such taxes have become due, except for any tax or assessment which is being contested by the Borrower and each of its Subsidiaries in good faith and by appropriate proceedings and the Borrower has set aside on its books sufficient reserves with respect thereto or with respect to which the Borrower and each of its Subsidiaries has duly obtained an extension. All of such tax returns are accurate and complete in all material respects. All other taxes and assessments of any nature with respect to which the Borrower is obligated and which have become due are being paid or adequate accruals have been set up therefor. The Borrower and each of its Subsidiaries is not delinquent in the payment of any material tax, assessment or governmental charge and the Borrower and each of its Subsidiaries has not requested any extension of time within which to file any tax return, which return has not since been filed, and no deficiencies for any material tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material liability or basis therefor.

   3.14.  Investments.  Except as set forth on Schedule 3.14, as of the date
          -----------                          -------------
hereof the Borrower and each of its Subsidiaries does not own any securities or other equity or debt interests in any corporation, partnership or other business entity. To the best of the Borrower's knowledge, all of the Affiliated Persons of the Borrower as of the date hereof are set forth on Schedule 3.14.
                                                       -------------

   3.15.  Investment Company.  The Borrower and each of its Subsidiaries is not
          ------------------
an "investment company" (as defined in the Investment Company Act of 1940, as amended).

   3.16.  Indebtedness.  Attached as Schedule 3.16 hereto is a list of all
          ------------               -------------
material Indebtedness of the Borrower as of the Closing Date indicating, as applicable, the outstanding principal amount of each borrowing or debt, the current amount due thereon, the terms and schedule for payments in respect thereof and the security given therefor or in connection therewith.

   3.17.  Patents, Copyrights and Trademarks.  The Borrower and each of its
          ----------------------------------
Subsidiaries owns or has a valid right to use all material patents, patent rights or licenses, copyrights, trademarks, trademark applications, trademark rights and trade names or trade name rights or franchises now being used or necessary to conduct its business, all of which are listed on Schedule 3.17
                                                              -------------
hereto, and the conduct of its business as now operated does not conflict with valid patents, patent rights or licenses, copyrights, trademarks, trademark rights and trade names and trade name rights or franchises of others in any manner that could materially adversely affect the business or assets or condition, financial or otherwise, of the Borrower.

   3.18.  Environmental Protection.  Except as disclosed in Schedule 3.18,
          ------------------------                          -------------

          (a) To its knowledge, the Borrower and each of its Subsidiaries has not caused or allowed the generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substances (as defined below) in connection with the operations of its business or otherwise, at any real property that the Borrower and each of its Subsidiaries owns, leases, or otherwise occupies or uses (the "Premises"), nor has the Borrower and each of its Subsidiaries released, disposed of or transported or contracted with any party for the disposal or transport of any Hazardous Substances at sites other than the Premises, in each such case except in compliance with all Environmental Laws (as defined below), except where the failure to so comply results from a minor infraction which will not give rise to the assessment of any fine or penalty against the Borrower and each of its Subsidiaries or the imposition of any lien against any of the properties or assets of the Borrower and each of its Subsidiaries, and which could not have a material adverse effect on the business, operations, property or financial condition of the Borrower.

          (b) To its knowledge, the Borrower and each of its Subsidiaries has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceedings, claims or lawsuits under any Environmental Laws (each an "Environmental Complaint"), from any person, entity or governmental authority arising out of the ownership, occupation, or conduct of its operations on the Premises, nor is it aware of any basis therefor.

          (c) The Borrower and each of its Subsidiaries has obtained and maintained in full force and effect all necessary permits, licenses and approvals required by any Environmental Laws applicable to the business operations conducted on the Premises and is in compliance with all such permits, licenses and approvals, except where the failure to so comply results from a minor infraction which will not give rise to the assessment of any fine or penalty against the Borrower and each of its Subsidiaries or the imposition of any lien against any of the properties or assets of the Borrower and each of its Subsidiaries, and which could not have a material adverse effect on the business, operations, property or financial condition of the Borrower.

   The term "Environmental Laws" shall mean any federal, foreign, state, local or other law, ordinance or regulation pertaining to the protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., Emergency Planning and Community Right-to-Know Act, 42 U.S.C. Sections 11001, et seq., Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E, and Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C.

   The term "Hazardous Substance" includes oil and petroleum products, asbestos, polychlorinated biphenyls and urea formaldehyde, and any other materials classified as hazardous or toxic under any Environmental Laws.

   3.19.  Margin Stock.  The Borrower and each of its Subsidiaries is not
          ------------
engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Notes will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

   3.20.  Representations Accurate.  No representation or warranty made by the
          ------------------------
Borrower and each of its Subsidiaries herein or in any other Loan Document contains any misrepresentation of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading when made. The Borrower is not aware of any condition specific to the business of the Borrower and each of its Subsidiaries which materially adversely affects, or which is likely in the future to materially adversely affect, the business, operations, property or financial condition of the Borrower, and which has not been set forth in this Agreement or in the other Loan Documents or otherwise disclosed in writing to the Banks on or prior to the date hereof.

                                  ARTICLE IV
                                   COVENANTS

   4.01.  Affirmative Covenants Other Than Financial Covenants and Reporting
          ------------------------------------------------------------------
Requirements.  Without limiting any other covenants and provisions hereof, the
- ------------
Borrower covenants and agrees that, so long as the Notes, any Loan or any obligation of the Borrower to the Banks, in any capacity, remains unpaid or any Letter of Credit remains outstanding:

          (a) Payments; Performance.  The Borrower will duly and punctually, and
              ---------------------
cause each of its Subsidiaries to, make the payments required under this Agreement, the Notes and the other Loan Documents and will perform and observe all of its other obligations under the foregoing documents, in each case within any applicable grace period or cure period provided for in Section 5.01 hereof.

          (b) Payment of Taxes and Trade Debt.  The Borrower will promptly pay
              -------------------------------
and discharge, and cause each of its Subsidiaries to pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profit or upon any property, real, personal or mixed, belonging to it; provided, however, that the Borrower and each of its Subsidiaries shall not be required to pay any such tax, assessment, charge or levy if the same shall not at the time be due and payable or if the same can be paid thereafter without penalty or if the validity thereof shall currently be being contested by the Borrower in good faith by appropriate proceedings and if the Borrower shall have made adequate provision on its books for the payment of such tax, assessment, charge or levy. The Borrower will fully, faithfully and punctually perform and fulfill all covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts where the failure so to perform or comply would have a material adverse effect on the Borrower's business or financial condition.

          (c) Property; Insurance.  The Borrower will keep and cause each of its
              -------------------
Subsidiaries to keep all of its property reasonably necessary for the continued operation of its business in good working order and condition, ordinary wear and tear excepted. The Borrower will maintain with financially sound and reputable insurance companies insurance thereon in at least such amounts and with such deductibles and against at least such risks (including hazard) as may be reasonably requested by the Banks from time to time, and the Borrower will furnish to the Banks, upon its written request, full information with respect to any insurance carried. All property damage insurance policies maintained by the Borrower shall name the Agent as loss payee as its interest may appear. No such policy may be terminated without at least 20 days' prior written notice to the Agent. In addition, the Borrower will maintain "key man" life insurance in the amount of at least $1,000,000 with respect to Dr. Jack Stiffler, the proceeds of which shall be payable to the Borrower.

          (d) Maintain Rights.  The Borrower will and cause each of its
              ---------------
Subsidiaries to:

              (i)    keep in full force and effect its corporate existence;

              (ii) keep in full force and effect all material rights, licenses, leases and franchises reasonably necessary to the conduct of its business except for such rights, licenses, leases and franchises the loss of which would not have a material adverse effect on the Borrower's business or financial condition; provided that nothing in this Section 4.01(d)(ii) shall prevent the abandonment or termination of any right, license, lease or franchise, if the Borrower shall have determined that such abandonment or termination is in the best interest of the Borrower and not disadvantageous to the Banks; and

              (iii) duly observe and conform to all applicable material laws, statutes, regulations, decrees, judgments, orders, writs and other requirements of all governmental authorities in any way relating to it or the conduct of its business, except where the failure to so comply would not have a material adverse affect on the business, operations, property or financial condition of the Borrower.

          (e) Books and Records; Inspection.  The Borrower will and will cause
              -----------------------------
each of its Subsidiaries to (i) keep proper books of record and account in which entries therein are full, true and correct in all material respects in conformity with GAAP and all requirements of law, and (ii) permit representatives of either Bank to visit and inspect any of its properties and to examine and make abstracts from any of its books of record and account upon reasonable notice, at any reasonable time during normal business hours and as often as may reasonably be desired, and to discuss the business, operations, properties and financial condition of the Borrower and each of its Subsidiaries with its officers and authorized employees and with its independent certified public accountants.

          (f) Operating Accounts.  The Borrower and Texas Microsystems, Inc.
              ------------------
will maintain the Agent as its principal bank of deposit and account; and additional accounts will be maintained with Texas Commerce Bank National Association.

          (g) Conduct of Business.  The Borrower will conduct and will cause
              -------------------
each of its Subsidiaries to conduct in the ordinary course the business in which it is presently engaged. The Borrower will not enter into any other lines of business, businesses or ventures which are not related to its existing business.

          (h) Financing Statements.  The Borrower, at its expense, shall
              --------------------
execute, file and record all such further instruments, and perform such other acts, as the Agent may reasonably determine are necessary or advisable to maintain the priority of the liens and security interests in favor of the Banks purported to be created by the Security Documents to which the Borrower is a party on all property subject thereto.

   4.02.  Negative Covenants.  Without limiting any other covenants and
          ------------------
provisions hereof, the Borrower covenants and agrees that, so long as any Notes, Loan, Letter of Credit or any obligation of the Borrower to the Banks, in any capacity, has not been fully performed:

          (a) Indebtedness.  The Borrower will not create, incur, assume, agree
              ------------
to purchase or repurchase or provide funds in respect of or otherwise become or be or remain liable with respect to any Indebtedness of any type whatsoever owed to any person or entity, except:

              (i) with respect to any Indebtedness incurred pursuant to the terms of this Agreement or outstanding on the date hereof and listed on Schedule
3.16 hereto;

              (ii) Indebtedness of the Borrower for taxes, assessments and governmental charges or levies, to the extent payment thereof shall not at the time be required under this Agreement;

              (iii) unsecured Current Liabilities of the Borrower (other than for money borrowed or for the deferred purchase of property) incurred upon customary terms in the ordinary course of business;

              (iv) Indebtedness for capital leases in a maximum cumulative aggregate amount not to exceed $4,000,000;

              (v) Indebtedness for the purchase price of capital assets incurred in the ordinary course of business, exclusive of capital assets and indebtedness associated with capital leases referred to in Section 4.02 (a)(iv) hereof, and any extensions or renewals thereof, provided that such Indebtedness is either unsecured or secured only by the capital assets so purchased, and provided further that the aggregate amount of such Indebtedness outstanding does not exceed $2,000,000 in any twelve-month period; and

              (vi)   guaranties permitted under this Agreement.

          (b) Liens.  The Borrower will not create and will not allow any of its
              -----
Subsidiaries to create, incur, assume or suffer to exist any security interest, lien, mortgage, deed of trust, pledge, levy, attachment, claim or other charge or encumbrance of any nature whatsoever upon or with respect to any of its property, assets or revenues, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income, except for the following ("Permitted Liens"):

              (i)    liens in favor of the Banks;

              (ii) liens existing on the assets or properties of the Borrower as of the date hereof and identified on Schedule 3.05 attached hereto;
                                        -------------
              (iii) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like liens arising in the ordinary course of business in respect of obligations not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Banks in any of the Collateral subject to the Security Documents;

              (iv) liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

              (v) liens for taxes or assessments or governmental charges or levies that are either not due and payable or that are being contested in accordance with this Agreement, so long as the enforcement of such lien is effectively stayed within fifteen days of its imposition;

              (vi)   liens or encumbrances securing capital leases permitted by
Section 4.02(a)(iv) or the purchase price of capital assets to the extent such purchase is permitted by Section 4.02(a)(v) hereof, provided that (a) each such lien or encumbrance is given solely to secure the purchase price of such property, does not extend to any other property, and (b) the Indebtedness secured thereby does not exceed the cost of such property; and

              (vii) attachments, seizures or levies aggregating less than $200,000 and which remain undischarged for not longer than sixty (60) days after filing unless the Borrower shall be proceeding diligently and in good faith to obtain discharges thereof.

          (c) Guaranties.  The Borrower and each of its Subsidiaries will not
              ----------
assume, guarantee, endorse or otherwise become directly or contingently liable (including without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payments, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other person or entity, except guaranties by endorsement or similar transactions such as bid or performance bonds in the ordinary course of business.

          (d) Transfers.  The Borrower will not and will not permit its
              ---------
Subsidiaries to sell, lease, transfer or otherwise dispose of any material portion of the Collateral or any other assets necessary for the effective or efficient operation or proper maintenance of its business, except (i) for sales of inventory and obsolete, returned, replaced or worn-out equipment in the ordinary course of the Borrower's business; and (ii) transfers of Collateral by and between the Borrower and its Subsidiaries. The Borrower will not waste or destroy or suffer the waste or destruction of the Collateral or any material portion thereof; and the Borrower will not use any of the Collateral in violation of any policy of insurance thereon. The Borrower will not sell, assign (other than an assignment to the Banks), discount or dispose in any way of any Receivables with or without recourse, except for an assignment for collection in ordinary course of business.

          (e) Mergers.  The Borrower will not enter into any transaction of
              -------
merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); nor will the Borrower acquire by purchase or otherwise, all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any person or entity, without the prior written consent of the

Banks, which shall not be unreasonably withheld. Notwithstanding anything in this Section 4.02(e) to the contrary, the Borrower may, absent the Banks' approval, acquire a specific product line in an amount not to exceed $1,000,000 in any single acquisition.

          (f) Investments.  The Borrower will not make or permit to exist any
              -----------
investments or loans, directly or indirectly (in the form of any acquisition of assets other than in the ordinary course of business or in the form of any acquisition of stock, securities, indebtedness or obligation of, or any loan, advance, capital contribution or transfer of property to, or any guarantee or other commitment on behalf of, any person, or otherwise), other than:

              (i) marketable direct full faith and credit obligations of, and marketable obligations guaranteed by, the United States of America, or any agency or instrumentality thereof, which mature within one year from the date of acquisition thereof;

              (ii) marketable direct full faith and credit obligations of any state of the United States of America, or any county, city, town, township or other governmental subdivision of any such state, which mature within one year from the date of acquisition thereof, provided that such obligations are accorded a rating within one of the three highest graded by Moody's Investors Service, Inc. or Standard & Poor's Inc.;

              (iii) certificates of deposit, notes, acceptance and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by the Banks or by any bank organized in the United States having capital, surplus and undivided profits of at least $10,000,000,000 and interest-bearing accounts in the Banks or any such other bank;

              (iv) commercial paper which has received one of the three highest categories of ratings from either Moody's Investors Services, Inc. or Standard & Poor's, Inc.;

              (v) accounts in any "money market" mutual fund having total assets in excess of $1,000,000,000;

              (vi) advances to the officers, employees, and salesman of the Borrower with respect to reasonable expenses incurred by such officers, employees and salesmen which expenses are properly reimbursable by the Borrower;

              (vii) other loans and advances to the employees of the Borrower which do not exceed $200,000 in the aggregate outstanding at any one time;

              (viii) guarantees permitted by this Agreement;

              (ix) contributions to the capital of and loans to subsidiaries of the Borrower; and

              (x) investments of the Borrower existing on the date hereof and identified on Schedule 3.14 hereto.
                  -------------

          (g) Removal of Books and Records.  The Borrower will not and will not
              ----------------------------
permit any of its Subsidiaries to permanently remove from the locations listed on Schedule 3.06 any books or records relating to Receivables until no less than
   -------------
ten days after delivery of written notice thereof to the Agent, provided that the Borrower shall furnish to the Agent all documentation that the Agent reasonably requests as being necessary or desirable to obtain, maintain, perfect and confirm the first priority security interest granted herein.

          (h) Principal Office.  The Borrower will not move its Principal Office
              ----------------
until no less than ten days after delivery of written notice thereof to the Agent, provided that the Borrower shall furnish to the Agent all documentation that the Agent reasonably requests as being necessary or desirable to obtain, maintain, perfect and confirm the first priority security interests granted herein.

          (i) Write Up of Assets.  The Borrower will not write up (by creating
              ------------------
an appraisal surplus or otherwise) the value of its assets above their cost to the Borrower less the depreciation regularly allowable thereon, without the prior written consent of the Agent, which shall not be unreasonably withheld.

          (j) Dividends.  The Borrower will not and will not permit any of its
              ---------
Subsidiaries to declare, make or pay any dividend or other distribution on any shares of capital stock of the Borrower or any of its Subsidiaries (except dividends payable solely in shares of capital stock or rights to acquire capital stock of the Borrower or any of its Subsidiaries or any dividends payable by the Borrower's Subsidiaries to the Borrower), or any payment on account of the purchase, redemption, retirement or acquisition of any shares of capital stock of the Borrower or any option or warrant therefor, provided however that the Borrower may repurchase or redeem shares or options therefor from employees of the Borrower upon termination of employment as permitted under its 1986 Employee Stock Option Plans.

          (k) Environmental Matters.  The Borrower will not store, transport,
              ---------------------
release or dispose of any Hazardous Materials on the Premises except in compliance in all material respects with all Environmental Laws. The Borrower shall promptly after obtaining knowledge thereof provide the Agent with written notice of each of the following: (i) any potential or known release or threat of release of any Hazardous Material at or from the Premises, and (ii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any Hazardous Material for which expense or loss the Borrower may be liable.

          (l) ERISA.  The Borrower will not establish any new pension or defined
              -----
benefit plan or materially modify any such existing plan for employees subject to ERISA, which plan provides any benefits based on past service, without the prior written consent of the Banks to the amount of the aggregate past service liability thereby created.

          (m) Waiver of Rights.  The Borrower will not waive any material debt
              ----------------
or claim, except in the ordinary course of its business.

          (n) Sale Leaseback.  The Borrower will not enter into any sale
              --------------
leaseback transaction without the prior written consent of the Bank, which shall not be unreasonably withheld.

          (o) Subsidiaries.  Except as set forth on Schedule 4.02(o) hereto, the
              ------------
Borrower will not organize or form any new subsidiaries, or become a member of any new partnership or joint venture without the prior written consent of the Agent, which shall not be unreasonably withheld.

          (p) Agreements with Affiliated Person.  The Borrower shall not enter
              ---------------------------------
into any material agreement of any nature whatsoever with any director, officer, shareholder or Affiliated Person of the Borrower, including without limitation any agreement which constitutes or effects a material modification of any agreement to which the Borrower is a party as of the date hereof, other than in the ordinary course of its business unless such agreement is on terms and conditions that are not substantially less favorable than those that the Borrower could obtain from an unrelated third party at such time.

   4.03.  Financial Covenants.  Without limiting any other covenants and
          -------------------
provisions hereof, the Borrower covenants and agrees that, so long as any Loan or Letter of Credit is outstanding or any obligation of the Borrower to the Banks, in any capacity, remains unpaid:

          (a) Leverage.  The Borrower and each of its Subsidiaries, on a
              --------
consolidated basis, shall maintain at all times a ratio of Liabilities to Tangible Net Worth, measured as of the end of each fiscal quarter of the Borrower, of not more than 0.85;

          (b) Quick Ratio.  The Borrower and each of its Subsidiaries, on a
              -----------
consolidated basis, shall maintain at all times a ratio, measured as of the end of each fiscal quarter, of (i) the sum of (A) cash plus (B) Cash Equivalents plus (C) the amount of Receivables due and payable within one year, each determined in accordance with GAAP, to (ii) Liabilities, including all outstanding Loans and Letters of Credit of not less than 1.50;

          (c) Tangible Net Worth.  The Borrower and each of its Subsidiaries, on
              ------------------
a consolidated basis, shall maintain a Tangible Net Worth, measured as of the end of each month, of not less than (i) $25,000,000 plus (ii) 75% of the Borrower's Net Income in each fiscal quarter commencing after April 2, 1995 plus
(iii) 100% of the net proceeds of the sale or issuance of shares of capital stock by the Borrower except for any issuance of capital stock related to the merger of the Borrower with Texas Microsystems, Inc. after April 2, 1995;

          (d) Cash Balances.  The Borrower and each of its Subsidiaries, on a
              -------------
consolidated basis, shall maintain at all times aggregate balances of cash and Cash

Equivalents, not subject to any pledge or other encumbrance, in an amount of not less than $6,000,000;

          (e) Profitability.  The Borrower and each of its Subsidiaries on a
              -------------
consolidated basis shall not have a Net Loss (i) of greater than $1,000,000 for any fiscal quarter or (ii) in any two consecutive fiscal quarters or (iii) an annual loss in excess of $1,800,000.

          (f) Maximum Capital Expenditures.  The Borrower and each of its
              ----------------------------
Subsidiaries, on a consolidated basis, shall not create or incur capital expenditures in excess of $4,000,000 on rolling four (4) quarter basis.

   4.04.  Reporting Requirements.  So long as any Loan or Letter of Credit shall
          ----------------------
be outstanding or any other obligation of the Borrower to the Banks, in any capacity, shall remain unpaid, the Borrower shall furnish to each Bank the following reports and information:

          (a) Financial Reports.  The Borrower will furnish to each Bank:
              -----------------

              (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating balance sheet of the Borrower as at the end of such fiscal year and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception or qualification as to the scope of the audit by Coopers & Lybrand L.L.P. or other independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to the Bank, together with any letter from the management of the Borrower prepared in connection with the Borrower's annual audit report;

              (ii) as soon as available, but in any event within 30 days after the end of each month, copies of the unaudited consolidated and unaudited consolidating balance sheet of the Borrower as at the end of such month, together with the related unaudited consolidated statement of income for such month and for the portion of the fiscal year of the Borrower through such month, in each case certified by the Chief Financial Officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower, in conformity with GAAP (subject to normal year-end audit adjustments and to the fact that such financial statements may be condensed and may not include footnotes); all such financial statements to be complete and correct in all material respects and prepared in reasonable detail and in conformity with GAAP applied consistently throughout the periods reflected therein; and

              (iii) as soon as available, but in any event within 45 days after the beginning of each fiscal year of the Borrower, a budget for such fiscal year, together with a projected consolidated and unaudited consolidating balance sheet, projected consolidated cash flow statement and projected consolidated profit and loss statement of the Borrower for the forthcoming fiscal year, in all cases setting forth such financial information on a month by month basis for such forthcoming fiscal year.

          (b) Other Financial Reports.  The Borrower will also furnish to each
              -----------------------
 Bank :

              (i) concurrently with the delivery of each set of the financial statements referred to above, a certificate of the Chief Financial Officer of the Borrower stating that, to the best of such person's knowledge, during the period covered by such set of financial statements the Borrower has observed or performed in all material respects all of its covenants and agreements contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Chief Financial Officer has obtained no knowledge of any default or Event of Default (except as specified in such certificate);

              (ii) concurrently with the delivery of each set of the financial statements referred to above, a duly executed full accounts aging report;

              (iii) a duly executed counterpart of the Borrowing Base Certificate in the form attached as Exhibit D hereto, to be delivered to the
                                    ---------
Agent (A) concurrently with the delivery of each set of the financial statements referred to above, at any time when no Loan or Letter of Credit is outstanding, and (B) within three Business Days after the end of every other week, at any time when any Loan is outstanding;

              (iv) promptly after the same are sent and received, copies of all financial statements, reports and notices which the Borrower sends to holders of any class of capital stock of the Borrower generally;

              (v) promptly, such additional financial and other information as the Bank may from time to time reasonably request; and

              (vi) as soon as available, a copy of each other report submitted to the Borrower by its certified public accountants in connection with any annual, interim or special audit made by them of the books of the Borrower.

          (c) Notices.  The Borrower will give notice to the Agent, within five
              -------
days of knowledge thereof, of:

              (i) the occurrence of any Event of Default under this Agreement;

              (ii) any default or event of default under any other contractual obligations of the Borrower which, if not paid or remedied by the Borrower within 30 days of such default or event of default or waived by the obligee thereon, could result in liability to the Borrower in excess of $200,000 in any single instance or $750,000 in the aggregate;

              (iii) any pending or threatened litigation, investigation or proceeding of which the Borrower has knowledge which may exist at any time between the Borrower and any other party (including without limitation any governmental authority) which may have a material adverse effect on the business, operations, property or financial condition of the Borrower, or any litigation or proceeding affecting the Borrower which may have a material adverse effect upon the Borrower;

              (iv) the following events, as soon as possible and in any event within 15 days after the Borrower knows thereof: (x) the occurrence of any "reportable event" with respect to any "single employer plan" which in the reasonable judgment of the Borrower could be expected to have a material adverse effect on the Borrower or its business, (y) the institution of proceedings or the taking or expected taking of any other action by the Borrower or any "commonly controlled entity" to terminate any "single employer plan" with respect to which there exists any vested unfunded pension liabilities at the time of such termination, or (z) the "reorganization" or "insolvency" of any "multiemployer plan" which may reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Borrower (as each of the quoted terms is defined or used in ERISA or the Code);

              (v) a material adverse change in the business, operations, property or financial condition of the Borrower;

              (vi) the revocation, expiration or loss of any material license, permit or other governmental authorization of the Borrower which would have a material adverse effect on the Borrower's business or financial condition; and

              (vii) the issuance, grant or award to or on behalf of the Borrower of any patent or letters patent, or the registration in the name of or on behalf of the Borrower of any copyright, trademark trade name or any other form of intellectual property whatsoever, or the filing, recording or approval of any application by or on behalf of the Borrower for any of the foregoing; each notice pursuant to paragraphs (i) through (vi) of this Section 4.04 to be accompanied by a statement of the Chief Financial Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action, if any, the Borrower proposes to take with respect thereto.


                                   ARTICLE V
                          EVENTS OF DEFAULT; REMEDIES

   5.01.  Events of Default.  The occurrence of each of the following shall
          -----------------
constitute an Event of Default under this Agreement and under the Security
Documents:

          (a) Representations and Warranties.  Any representation or warranty
              ------------------------------
made by the Borrower or any of its Subsidiaries in this Agreement or in any other Loan Document shall prove to have been incorrect in any material respect when made, or any information furnished in writing, whether in this Agreement or in any other Loan

Document shall prove to be untrue in any material respect on the date on which it is or was given.

          (b) Covenants.  The Borrower shall fail to perform or observe any
              ---------
covenant or condition contained or referred to in this Agreement, including without limitation the failure to make any payment of principal or interest on the Notes when due or any payment of the commitment fee hereunder when due; provided, however, that any failure to perform under any of Sections 4.01(b),
(c), (d)(ii) through (iii), (e), (f), (g) and (h), 4.02 (b) (with respect to involuntary encumbrances only), 4.02(k) or 4.04 hereof shall not constitute an Event of Default under this Agreement until such failure shall have continued uncured for thirty days.

          (c) Security Documents.  Any default or event of default shall occur
              ------------------
under any of the Security Documents, which default or event of default is not otherwise described in this Section 5.01 and is continuing for thirty (30) days.

          (d) Other Defaults.  Any default shall exist and remain unwaived or
              --------------
uncured for a period of thirty days or more with respect to Indebtedness of the Borrower in excess of $200,000 in the aggregate, or any event occurs which permits the acceleration of the maturity of any such Indebtedness.

          (e) Displacement of Management.  There shall occur any seizure,
              --------------------------
vesting or intervention by or under the authority of a governmental authority or other entity by which the management of the Borrower is displaced or its authority in the conduct of its business is materially curtailed.

          (f) Liens.  Any involuntary lien, levy or assessment (other than a
              -----
Permitted Lien) is filed or recorded with respect to any material portion of the assets of the Borrower or any of its Subsidiaries and is not released, canceled, revoked, removed, repealed or otherwise terminated within thirty (30) days after such filing or recording.

          (g) Seizure of Assets.  Any material portion of the Collateral becomes
              -----------------
the subject of an attachment or comes within the lawful possession of any receiver, trustee, custodian or assignee for the benefit of creditors.

          (h) Judgments.  Any judgment, order or writ in excess of $500,000 is
              ---------
rendered or entered against the Borrower and not paid, satisfied or otherwise discharged within 90 days of the date such judgment, order or writ becomes final and non-appealable.

          (i) Insolvency.  The Borrower or any of its Subsidiaries shall be
              ----------
generally unable to pay its debts as they become due; the dissolution, termination of existence, cessation of normal business operations or insolvency of the Borrower or the insolvency of any of its Subsidiaries; the appointment of a receiver of any material part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against, the Borrower or any of its subsidiaries, provided that the Borrower and each of its subsidiaries shall have 45 days after the commencement thereof to obtain a dismissal or stay of any involuntary proceedings against the Borrower or such subsidiary under any bankruptcy laws.

          (j) Loss; Material Adverse Change.  The Borrower and any of its
              -----------------------------
Subsidiaries taken as a whole shall suffer a material adverse change in their business, prospects, properties, or financial condition since the date of this Agreement.

          (k) ERISA.  The Borrower shall fail to meet its minimum funding
              -----
requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the Pension Benefit Guaranty Corporation has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary of involuntary) and there shall result from such termination proceedings a liability of the Borrower to the Pension Benefit Guaranty Corporation which in the reasonable opinion of the Bank has material adverse effect upon the business, operations or financial condition of the Borrower.

          (l) Security Interest.  The security interest and lien of the Banks in
              -----------------
and on any of the Collateral shall not be in full force and effect as a fully perfected first priority lien except as otherwise expressly permitted herein or in the Security Agreement.

          (m) Management.  Both of the Borrower's Chief Executive Officer and
              ----------
Chief Financial Officer shall cease to hold such offices or similar executive-level positions with the Borrower within any 90-day period.

   5.02.  Remedies.  Upon the occurrence of any Event of Default and at any time
          --------
thereafter so long as such Event of Default continues uncured or unwaived, in addition to any other rights and remedies available to the Agent on behalf of the Banks hereunder or otherwise, the Agent on behalf of the Banks may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

          (a) Declare the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement, and all other Indebtedness of the Borrower to the Banks, forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Terminate the revolving line of credit established by Section 1.01 of this Agreement.

          (c) Exercise all of the rights and remedies of a secured party under the Uniform Commercial Code. The Agent may enter upon the Premises or any of same and may take physical possession of the Collateral or render the Collateral unusable by process of law or peaceably without process of law. The Borrower shall peaceably surrender the Collateral and shall upon the request from the Agent assemble it and make it available to the Agent at a place or places designated by the Agent which is or are reasonably convenient to the Borrower and the Agent. To the extent permitted by law, the Agent may maintain possession of any Collateral on any property owned, leased by or licensed to the Borrower, or remove same or any part thereof to such place or places as the Bank may elect. The Borrower will also deliver to the Agent upon request all documents of title and other instruments relating to the Collateral. The Borrower waives all rights which it would otherwise have had under law to prohibit entry to any premises or to require notice of any replevin or retaking, all to the extent that the same is permitted by law. The Agent may with only such demand, advertising or notice as may be required by law, sell and deliver any and all Collateral held by it for its account at any time or times in one or more private or public sales, for cash or credit or otherwise, at such price and upon such terms as the Agent deems advisable in its sole discretion. Notice of any public sale shall be sufficient if it describes the Collateral to be sold in general terms, stating the amounts thereof and the location and nature of the properties covered by the security interests and the prior liens thereon, and is published, at least once, not less than ten (10) days prior to the sale in any newspaper of general circulation in the greater Boston, Massachusetts metropolitan area which the Agent may elect. All requirements of reasonable notice to the Borrower shall be met if such notice is sent to the Borrower, in the manner provided in this Agreement below, at least ten (10) days before the time of such sale or disposition. The Banks may be the purchasers at any such sale, if it is public, free from any right of redemption. The proceeds of sale shall be applied first to the costs of retaking, refurbishing, storing and selling any Collateral hereunder and to other costs of collection, and then to the payment of obligations of the Borrower to the Banks. The Banks shall be entitled to apply any collections on account of the Notes first to reasonable fees, costs and charges accrued to the date of receipt, next to accrued interest and only thereafter to principal. Any excess shall be returned to the Borrower, and the Borrower shall remain liable for any deficiency.

          (d) Enforce the provisions of this Agreement by appropriate legal proceedings, and the Banks may recover damages caused by any breach by the Borrower of the provisions of this Agreement, including court costs, reasonable attorneys' fees and other reasonable costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

          (e) Exercise all rights and remedies hereunder, under each of the other Loan Documents and under any other agreement with the Banks; and exercise all other rights and remedies which the Banks may have under applicable law.

          (f) Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, described in Section 5.01(i) hereof, the entire unpaid principal amount of the Notes then outstanding, together with all interest accrued and unpaid on all such amounts, and all other amounts payable under this Agreement, shall be immediately due and payable without presentment, demand, protest, or notice of any kind.

   5.03.  Set-off.  In addition to any rights now or hereafter granted under
          -------
applicable law and not by way of limitation of any rights, upon the occurrence and continuance of any Default by the Borrower, the Banks are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person or entity, all of which are hereby expressly waived, to set off and to appropriate and apply any and all deposits and any other Indebtedness at any time held or owing by either Bank to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to either Bank under this Agreement or otherwise, irrespective of whether or not the Bank shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, may then be contingent or unmatured and without regard for the availability or adequacy of other Collateral. The Borrower also grants to the Banks a security interest in and to all its deposits and all securities or other property in the possession of the Banks from time to time, to secure the prompt and full payment and performance of any and all obligations to the Banks, and, upon the occurrence of any Event of Default, the Banks may exercise all rights and remedies of a secured party under the Uniform Commercial Code.


                                  ARTICLE VI
                                    AGENCY

   6.01.  Authorization of Agent and Relationship.  Each Bank hereby appoints
          ---------------------------------------
State Street Bank and Trust Company as Agent and State Street Bank and Trust Company hereby accepts such appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Bank hereby authorizes the Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with all powers reasonably incidental hereto. The Agent shall have only those duties and responsibilities which are of a solely mechanical and administrative nature and which are expressly specified in this Agreement, and it may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Bank. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but is required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Banks, as the case may be. Those instructions shall be binding upon all Banks, but the Agent is not required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

   Without limiting the foregoing, each of the Banks hereby grants to the Agent a power of attorney, and also grants to the Agent the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent.

   6.02.  Disclaimer of Agent.  The Agent makes no representation or warranty,
          -------------------
and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Security Document. The Agent assumes no responsibility for the financial condition of the Borrower, or for the performance of the obligations of the Borrower under this Agreement or any other Security Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceabilty of any documents, papers, materials or other information furnished by the Borrower to the

Agent on behalf of the Banks. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the Loans or (unless the officers or employees of the Agent acting in their capacity as officers or employees on the Borrower's accounts have actual knowledge thereof, or have been notified thereof in writing by the Borrower) of the existence or possible existence of any Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement except for its or their own negligence or willful misconduct. The Agent shall have the same rights and powers hereunder as any other Bank, and may exercise the same as though it were not performing the duties and functions delegated to it as Agent hereunder.

   6.03.  Bank's Funding Obligations.
          --------------------------

          (a) Each Bank shall advance to the Agent prior to 12:00 p.m. (Boston time), in immediately-available funds, such Bank's Proportionate Share in the portion of the Loan to be advanced by the Agent. If such funds are not received at such time, but all applicable conditions set forth in Article I hereof have been satisfied, each Bank authorizes and requests the Agent to advance for the Bank's account, pursuant to the terms hereof, the Bank's respective Proportionate Share in such portion of the Loan and agrees to reimburse the Agent in immediately-available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Bank who has previously notified the Agent in writing that such Bank will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

          (b) Unless the Agent has actual knowledge that a Bank has not made or will not make available to the Agent the applicable loan amount required from such Bank, the Agent shall be entitled to assume that such amount has been or will be received from such Bank when so due and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Bank and the Agent has made available a corresponding loan amount to the Borrower as aforesaid, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the Prime Rate per annum multiplied by (ii) the amount that should have been paid to the Agent by such Bank on such Loan Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Loan Date to but excluding the date on which the amount is received by the Agent from such Bank and the denominator of which is 360. A certificate of the Agent containing details of the amount owing by a Bank under this Section shall be binding and conclusive in the absence of manifest error.

          (c) Notwithstanding the provisions of Section 6.03(b), if any Bank fails to make available to the Agent its Proportionate Share of any Loan (such Bank being herein called the "Defaulting Bank"), the Agent shall forthwith give notice of such failure by the Defaulting Bank to the Borrower and the other Banks. The Agent shall then forthwith give notice to the other Banks that any Bank may make available to the Agent all or any portion of the Defaulting Bank's Proportionate Share of such Loan in the place of the Defaulting Bank, but in no way shall any other Bank or the Agent be obligated to do so. If more than one Bank gives notice that it is prepared to make funds available in the place of a Defaulting Bank in such circumstances and the aggregate of the funds which such Banks (herein collectively called the "Contributing Banks") and individually called the "Contributing Bank") are prepared to make available exceeds the amount of the Loan which the Defaulting Bank failed to make, then each Contributing Bank shall be deemed to have given notice that it is prepared to make available its Proportionate Share of such Loan based on the Contributing Banks' relative commitments to advance in such circumstances. If any Contributing Bank makes funds available in the place of a Defaulting Bank in such circumstances, then the Defaulting Bank shall pay to any Contributing Bank making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Loan from the date of advance to the date of payment, against payment by the Contributing Bank making the funds available of all interest received in respect of the Loan from the Borrower. The failure of any Bank to make available to the Agent its Proportionate Share of any Loan as required herein shall not relieve any other Bank of its obligations to make available to the Agent is Proportionate Share of any Loan as required herein.

   6.04.  Payments by the Borrower.  All payments (except the Agent's fees) made
          ------------------------
by or on behalf of the Borrower pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Banks as soon as possible upon receipt by the Agent. Subject to Section 6.05, the Agent shall distribute:

          (a) payments of interest in accordance with each Bank's Proportionate Share of the Loans;

          (b) repayments of principal in accordance with each Bank's Proportionate Share of the Loans; or

          (c) all other payments received by the Agent (except the Agent's fees) including, without limitation, amounts received upon the realization of Collateral, in accordance with each Bank's Proportionate Share of the Loans provided, however, that with respect to proceeds of realization, no Bank shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

   Subject to Section 6.05, if the Agent does not distribute a Bank's Proportionate Share of a payment made by the Borrower by 12:00 noon Boston time to the Agent for value on the same business day following the date that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Bank on demand an amount equal to the product of (i) Prime Rate per annum multiplied by (ii) the Bank's Proportionate Share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Bank and the denominator of which is 360, except if such delay is due to a force majure.

   6.05.  Payments by Agent.  The following provisions shall apply to any and
          -----------------
all payments made by the Agent to the Banks hereunder:

          (a) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Bank until an amount in respect of such payment has been received by the Agent from the Borrower;

          (b) If the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by the Borrower under this Agreement, the Agent shall have no obligation to remit to each Bank any amount other than such Bank's Proportionate Share of that amount which is the amount actually received by the Agent;

          (c) if any Bank advances more or less than its Proportionate Share of the Loans, such Bank's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Bank;

          (d) the Agent acting reasonably in good faith shall, after consultation with the Banks in the case of any dispute, determine in all cases the amount of all payments to which each Bank is entitled and such determination shall, in the absence of manifest effort, be binding and conclusive; and

          (e) upon request, the Agent shall deliver a statement detailing any of the payments to the Banks referred to herein.

   Unless the Agent has actual knowledge that the Borrower has not made or will not make a payment to the Agent for value on the date in respect of which the Borrower has notified the Agent that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Banks corresponding amounts. If the payment by the Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Banks, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result. A certificate of the Agent with respect to any amount owing by the Borrower under this Section shall be prima facie evidence of the amount owing in the absence of manifest error.

   6.06.  Direct Payments.  The Banks agree among themselves that, except as
          ---------------
otherwise provided for in this Agreement, all sums received by a Bank relating to this Agreement by virtue of the Collateral, whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any Collateral or otherwise, shall be shared by each Bank in its

Proportionate Share under the Loans and each Bank undertakes to do all such things as may be reasonable required to give full effect to this Section, including without limitation, the purchase from other Banks of such notes or a portion thereof by the Bank who has received an amount in excess of the Proportionate Share under the Loans as shall be necessary to cause such purchasing Bank to share the excess amount ratably in its Proportionate Share under the Loans with the other Banks. If any such which is so shares is later recovered from the Banks who originally received it, the Bank shall restore its Proportionate Share under the Loans of such sum to such Banks, without interest. If any Bank (a "Receiving Bank") shall obtain any payment of monies due under this Agreement as referred to above, the Receiving Bank shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 6.05.

   6.07.  Administration of the Loans.  The Agent may take the following actions
          ---------------------------
upon notice to the Banks, unless otherwise specified in this Agreement:

          (a) subject to Section 6.08, exercise any and all rights of approval conferred upon the Banks by this Agreement;

          (b) give prompt and timely written notice to the Borrower in respect of any amounts due or overdue under the terms of this Agreement and of any other matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement;

          (c) amend, modify or waive any of the terms of this Agreement (including waiver of an Event of Default) if such amendment, modification or waiver would not have a material adverse effect on the rights of the Banks thereunder and if such action is not otherwise provided for in Section 6.08.1;

          (d) engage a professional as permitted by Section 6.10(a);

          (e) decide to accelerate the amounts outstanding under this Agreement or the Security Documents as permitted thereby; and

          (f) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Banks.

   6.08.  Unanimous Consent of Banks.  The Agent may take the following actions
          --------------------------
only if the prior unanimous consent of the Banks is obtained, unless otherwise specified herein:

          (a) amend, modify, discharge, terminate or waive any of the terms of this Agreement or the Security Documents if such amendment, modification, discharge, termination or waiver would have a material adverse effect on the Collateral or on the rights of the Banks under this Agreement or the Security Agreement;

          (b) amend, modify, discharge, terminate or waive any of the term of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of a Loan, amend the purpose of a Loan, reduce the interest rate applicable to a Loan, reduce the fees payable with respect to a Loan, extend any date fixed for payment of principal or interest relating to a Loan or extend the Maturity Date of the Loan;

          (c) amend Section 6.08; and

          (d) declare an Event of Default or take action to enforce performance of the Obligations of the Borrower and to realize upon the Collateral including the appointment of a receiver, lease or sale given by the Security Agreement or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary provided, however, that in the event the Banks are unable to agree
          --------  -------
unanimously upon any of the foregoing actions, either Bank, fifteen days subsequent to such Bank's notification to all other Banks of such Bank's intention to so act, may, subject to all applicable provisions to this Agreement or, any of the Security Documents, proceed unilaterally with any of the items described in this Section 6.08 absent the unanimous consent of the Banks.

   6.09.  Reliance by Borrower.  As between the Borrower, on the one hand, and
          --------------------
the Agent and the Banks, on the other hand:

          (a) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Banks shall be binding on each of the Banks, and the Borrower shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

          (b) all certificates, statements, notices and other documents which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Banks;

          (c) all payments which are delivered by the Borrower to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Banks;

          (d) unless an Event of Default has occurred and is continuing, the Borrower's consent to the appointment of any Successor Agent must be obtained, but the Borrower's consent shall not be unreasonably withheld.

   6.10.  Rights of Agent.
          ----------------

          (a) In administering the Loans, the Agent may retain, at the expense of the Banks if such expenses are not recoverable from the Borrower, such counsel, auditors and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Banks.

          (b) The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by the Borrower is true and that no Event of Default has occurred unless the officers or employees of the Bank acting as Agent, acting in their capacity as officers or employees responsible for the Borrower's account have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

          (c) The Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking, or other business with the Borrower, as if it were not the Agent.

          (d) Except in its own right as a Bank, the Agent shall not be required to advance its own funds for any purpose, and in particular shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security Agreement, nor shall it be required to pay with its own funds the fees of counsel, auditors, experts or agents engaged by it as permitted hereby.

          (e) The Agent shall be entitled to receive a fee for acting as Agent, as agreed between the Agent and the Borrower from time to time.

   6.11.  Acknowledgments, Representations and Covenants of Banks.
          -------------------------------------------------------

          (a) It is acknowledged and agreed by each Bank that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Borrower. Accordingly, each Bank confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (a) to check or inquire on its behalf into the adequacy or completeness of any information provided by the Borrower under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Bank by the Agent) or
(b) to assess to keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Borrower.

          (b) Each Bank represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable law and has not violated its charter, bylaw or other documents or any applicable law by so doing.

          (c) Each Bank agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to its Proportionate Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or related Documents or the transactions therein contemplated, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Banks under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. The obligation of the Banks to indemnify the Agent shall survive the termination of this Agreement.

          (d) Each of the Banks acknowledges and confirms that in the event the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Loans in good standing nor shall any Bank have recourse to the Agent in respect of any amounts owing to such Bank under this Agreement.

          (e) Each Bank acknowledges and agrees that its obligation to advance its Proportionate Share of Loans in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Bank hereunder.

          (f) Except to the extent recovered by the Agent from the Borrower, promptly following demand therefor, each Bank shall pay to the Agent an amount equal to such Bank's Proportionate Share of any and all reasonable costs, expenses, claims, losses and liabilities incurred by the Agent in connection with this Agreement and the Security Documents (including, without limitation, the collection or enforcement thereof), except for those incurred by reason of the Agent's negligence or willful misconduct.

   6.12.  Collective Action of the Banks.  Except as otherwise provided herein,
          ------------------------------
each of the Banks hereby acknowledges that to the extent permitted by applicable law, the Security Agreement and the remedies provided under the Security Documents to the Banks are for the benefit of the Banks collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security Agreement are to be exercised not severally, but by the Agent upon the decision of the Banks as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security Agreement, each of the Banks hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Banks. Each of the Banks hereby further covenants and agrees that upon any such written agreement being given by the Banks, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Banks and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Banks take such action on behalf of the Banks as it deems appropriate or desirable in the interest of the Banks.

   6.13.  Successor Agent.  Subject to the appointment and acceptance of a
          ---------------
Successor Agent as provided in this Section, and subject to Section 6.07.4, the Agent may resign at any time by giving 30 days' written notice thereof to the Banks and the Borrower, and may be removed at any time by the Banks upon 30 days' written notice .

Upon receipt of notice by the Banks of the resignation of the Agent, or upon giving notice of termination to the Agent, the Banks may, within 21 days, appoint a successor from among the Banks or, if no Bank is willing to accept such an appointment, from among other institutions which each have combined capital and reserves in excess of $250,000,000. If no Successor Agent has been so appointed and has accepted such appointment within 21 days after the retiring Agent's giving of notice of resignation or receiving of notice of termination, then the retiring Agent may, on behalf of the Banks, appoint a Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Security Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to inure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

   6.14.  Provisions Operative Between Banks and Agent Only.  Except as
          -------------------------------------------------
otherwise provided herein, the provisions of this Article relating to the rights and obligations of the Banks and the Agent inter se shall be operative as between the Banks and the Agent only, and the Borrower shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.


                                  ARTICLE VII
                                 MISCELLANEOUS

   7.01.  Further Assurances.  The Borrower shall do all things and deliver all
          ------------------
instruments reasonably requested by the Agent to protect or perfect any security interest granted or intended to be granted hereunder. If the Borrower fails promptly to comply with any such request, or if any Event of Default shall have occurred hereunder, the Borrower authorizes the Agent to execute, in the name or on behalf of the Borrower, any financing statement or other document or instrument that the Agent may require to perfect, protect or establish any security interest or lien interest to which the Bank may be then entitled hereunder and further authorizes the Agent to sign the Borrower's name on the same. The Borrower appoints (but only for the purposes of protecting the Banks' interests in the Collateral or the Banks' rights to receive payments under this Agreement or the Notes or otherwise exercising any of its rights hereunder or causing the performance and fulfillment of the obligations and agreements intended to be performed and fulfilled by the Borrower under this Agreement) the Agent as the Borrower's attorney-in-fact with the power: at any time when an Event of Default has occurred and is continuing, to endorse the name of the Borrower on any checks, notes, drafts, or other forms of payment or security relating to any Collateral that may come into the possession of the Banks; at any time when an Event of Default has occurred and is continuing, to sign the name of the Borrower on invoices or bills of lading, drafts against customers, notices of assignment, verifications and schedules; at any time when an Event of Default has occurred and is continuing, to demand, collect, receive payment of, receipt for, settle, compromise or adjust and give discharges and releases in respect of the Receivables or any of them; at any time when an Event of Default has occurred and is continuing, to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Receivables or any of them and to enforce any other rights in respect thereof or in respect of the goods which have given rise thereto; at any when an Event of Default has occurred and is continuing, to defend any suit, action or proceeding brought against the Borrower in respect of any Receivables or the goods which have given rise thereto, to settle, compromise or adjust any suit, action or proceeding hereinbefore described and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; at any time when an Event of Default has occurred and is continuing, to notify the U.S. Postal Service authorities to change the address of delivery of mail to an address designated by the Agent and to open and dispose of mail addressed to the Borrower; and, generally, to do all things necessary to carry out the intent of this Agreement. This power, being coupled with an interest, is irrevocable, and the Borrower approves all such acts of such attorney-in-fact. The powers conferred on the Agent by this Agreement are solely to protect the interest of the Bank and shall not impose any duty upon the Agent to exercise any such power, and neither the Agent nor such attorney-in-fact shall be liable for any act or omission, error in judgment or mistake of law, except for its gross negligence, willful misconduct or bad faith. Except as otherwise required by applicable law with respect to the preservation of Collateral in the possession of the Banks, the Banks shall have no duty as to the collection or protection of any Collateral and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto, except as provided by applicable law.

   7.02.  Right to Cure.  In the event that the Borrower shall fail to purchase
          -------------
or maintain insurance, to pay any tax, assessment, governmental charge or levy, except as the same may be otherwise permitted hereunder, or in the event that any lien, encumbrance or security interest prohibited hereby shall not be paid in full or discharged, or in the event that the Borrower shall fail to pay or comply with any other obligation hereunder, the Banks may, but shall not be required to, pay, satisfy, perform, discharge or bond the same for the account of the Borrower, and all moneys so paid by the Banks shall be payable on demand and shall bear interest at the lesser of (i) a floating rate per annum equal to five percent (5%) plus the Prime Rate with a change in such rate of interest to become effective on the same day on which any change in the Prime Rate is effective, or (ii) the maximum rate permitted by the applicable law.

   7.03.  Environmental Matters.
          ---------------------

          (a) The Borrower hereby agrees to indemnify the Banks and hold the Banks harmless from and against any and all losses, liabilities (including strict liability), damages, injuries, expenses (including reasonable attorneys' fees, costs of any settlement or judgment) and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted or levied against, the Banks by any person or entity for, with respect to, or in connection with any Environmental Laws or the use, storage, transportation, release or disposition of any Hazardous Substances or the clean-up or remediation thereof with respect to or in connection with the Borrower, its business or operations or the Premises; provided, however, that notwithstanding anything in this Section 6.03 to the contrary, the Borrower shall not be required to indemnify the Banks for any losses, liabilities, damages, injuries, expenses or claims resulting from the Banks' gross negligence or willful misconduct.

          (b) After the occurrence of any Environmental Complaint, the Banks shall have the right, in its sole discretion, to require the Borrower to perform (at the Borrower's expense) an environmental audit and, if reasonably deemed necessary by the Banks, an environmental risk assessment, each reasonably satisfactory to the Bank, and to implement the recommendations set forth in such audit and/or risk assessment.

   7.04.  Waivers.  This Agreement and the other Loan Documents may not be
          -------
changed, waived, discharged or terminated orally. This Agreement or any Security Document may be amended and the performance or observance by the Borrower of any term of this Agreement or any other Loan Document may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the prior written consent of the Banks. The rights and remedies expressed in this Agreement and in the other Loan Documents are cumulative and not exclusive of any right or remedy which the Bank may otherwise have. The Banks may release or surrender, exchange or substitute any real estate or personal property, or both, or other collateral security now or hereafter held as security for the payment of the Notes or any other obligations of the Borrower to the Banks under this Agreement or however arising and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the Notes.

   7.05.  Delays.  No delay on the part of the Banks in exercising any right,
          ------
power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any partial exercise or waiver of any privilege or right hereunder preclude any further exercise of such privilege or right or the exercise of any other right, power or privilege.

   7.06.  Notices.  Any notices, consents or other communications to be given
          -------
under this Agreement or under the other Loan Documents shall be in writing and shall be deemed given when mailed to the respective parties by overnight courier or by registered mail addressed as set forth on the first page of this Agreement, with all such notices, consents and other communications (a) to the Banks to be sent to the attention of Eileen Orscheln, Vice President, State Street Bank and Trust Company, and Michael Pickerd, Texas Commerce Bank National Association, with a copy to Mark D. Smith, Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, MA 02109, and (b) to the Borrower to be sent to the attention of David A. Butler, Vice President and Treasurer and to Jeremy F. Swett, Esquire or to such other addresses as either party may from time to time designate for that purpose. Section headings and defined terms in this Agreement and the other Loan Documents are included for convenience only and are not intended to modify or define any term or provision of any such instrument.

   7.07.  Jurisdiction.  The Borrower irrevocably submits to the jurisdiction of
          ------------
the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding brought by the Banks arising out of or relating to this Agreement or any other Loan Document, and the Borrower waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that the Borrower is not personally subject to the jurisdiction of the courts of the Commonwealth of Massachusetts, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

   7.08.  Execution.  This Agreement may be signed in any number of
          ---------
counterparts, which together will be one and the same instrument. This Agreement shall become effective whenever each party shall have signed at least one such counterpart.

   7.09.  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of such Commonwealth.

   7.10.  Fees.  Whether or not any funds are disbursed hereunder, the Borrower
          ----
shall pay all of the Bank's reasonable costs and expenses in connection with the preparation, execution, delivery, review, and enforcement of this Agreement and the other Loan Documents, and in connection with any subsequent amendments thereto or waivers thereof, including reasonable legal fees and disbursements.

   7.11.  Binding Nature.  This Agreement shall be binding upon and shall inure
          --------------
to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the rights and obligations under this Agreement and under any of the other Loan Documents may not be assigned by the Borrower without the prior written consent of the Bank. Notwithstanding anything to the contrary herein or in any of the Loan Documents, the Banks may freely assign, pledge, hypothecate, transfer or convey part or all of their respective interests hereunder to the Federal Reserve without notification to the Borrower, or to other financial institutions upon the written consent of the Banks and the Borrower, which consent will not be unreasonably withheld.

   7.12.  Severability.  In the event that any provision of this Agreement or
          ------------
the application hereof to any person, entity property or circumstances shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons, entities, properties or circumstances other than those as to which it has been held invalid or enforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

   7.13.  Under Seal.  This Agreement shall be deemed to be an instrument under
          ----------
seal and shall continue in full force and effect so long as any Indebtedness of the Borrower to the Banks remains unpaid.

   This Agreement shall supersede and replace all prior agreements, whether written or oral, expressed or implied, by and among (i) State Street Bank and Trust Company and the Borrower and any of its Subsidiaries, or (ii) Texas Commerce Bank, National Association and the Borrower and any of its Subsidiaries.

                                 ARTICLE VIII
                                  DEFINITIONS

   8.01.  Definitions.  All defined terms used in this Agreement which are not
          -----------
otherwise defined herein shall have the respective meanings assigned to them in the other Loan Documents. For purposes of this Agreement and of the other Loan Documents, the following additional definitions shall apply:

          "Affiliated Person" shall mean any person or entity controlling, controlled by or under common control with the Borrower.

          "Agent" in such capacity shall mean State Street Bank & Trust Company.

          "Bank," "Banks": in the plural shall mean State Street Bank and Trust Company and Texas Commerce Bank National Association; in the singular, each a Bank.

          "Borrowing Base" shall mean the sum of 80% of Qualified Receivables from time to time.

          "Business Day" shall mean any day which is not a Saturday, or a Sunday or a public holiday under the laws of the United States of America or the Commonwealth of Massachusetts applicable to a national banking association.

          "Cash Equivalents" shall mean those investments which, under GAAP, are treated as equivalent to cash.

          "Closing" shall mean a closing held at 11:00 a.m., in the offices of Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on March 31, 1995, or such other date, time and place as the parties hereto mutually agree.

          "Closing Date" shall mean the date on which the Closing shall occur.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued pursuant thereto.

          "Collateral" shall have the meaning specified in Section 2 of the Security Agreement.

          "Consent" shall mean the written consent of the Agent or the Banks.

          "Credit Facility" shall have the meaning specified in the preamble to this Agreement.

          "Current Liabilities" shall mean all liabilities of the Borrower which would, in accordance with generally accepted accounting principles, be classified as current liabilities of an entity conducting a business the same as or similar to that of the Borrower, including, without limitation, all lease rental payments and other payments under capital leases and fixed prepayments of, and sinking fund payments with respect to, Indebtedness (including Indebtedness evidenced by the Notes) required to be made within one year from the date of determination.

          "Environmental Laws" shall have the meaning specified in Section 3.18 of this Agreement.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued pursuant thereto.

          "Event of Default" shall have the meaning specified in Section 5.01 hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

          "Indebtedness" shall mean with respect to the Borrower (i) all indebtedness or other obligations of the Borrower for borrowed money or for the deferred purchase price of property or services, other than for trade accounts payable incurred in the ordinary course of the Borrower's business, (ii) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services, other than for trade accounts payable incurred in the ordinary course of the Borrower's business, in respect of which the Borrower is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), or which the Borrower has agreed to purchase or otherwise acquire, and (iii) all lease obligations of the Borrower which are required, in accordance with GAAP, to be capitalized on the books of the lessee.

          "Interest Rate Option" shall mean either the LIBOR Option or the Prime Rate Option.

          "Letters of Credit" shall have the meaning specified in Section 1.01(f) of this Agreement.

          "Liabilities" shall mean all liabilities of the Borrower, including, without limitation, all lease rental payments and other payments under capital leases and fixed prepayments of, and sinking fund payments with respect to, Indebtedness (including Indebtedness evidenced by the Notes).

          "LIBOR" shall mean with respect to the Loans comprising any borrowings to which the LIBOR Option applies for any LIBOR Interest Period, the rate of interest at which LIBOR deposits in an amount equal to the Loan in the portion of the Loan as to which a LIBOR Interest Option has been elected and which have a term corresponding to the LIBOR Interest Period in question are offered to the Agent by first-class banks in the London Interbank Office on the first day of such LIBOR Interest Period as determined by the Agent at approximately 11:00 a.m. (London time) two Banking Days prior to the date upon which the LIBOR Interest Period in question is to commence, which determination by the Agent shall, in the absence of manifest error, be conclusive.

          "LIBOR Interest Period" shall have the meaning assigned to that term in Section 1.03 hereof.

          "LIBOR Loans" shall mean Loans subject to the LIBOR Option.

          "LIBOR Reserve Percentage" shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent (which determination shall be conclusive absent manifest error) which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal, and emergency reserve requirements) with respect to LIBOR currency funding (currently referred to as "LIBOR Currency Liabilities") of a member bank in such System.

          "Loan Documents" shall mean this Agreement, the Notes, the Security Documents and all other agreements, instruments, documents and certificates executed or delivered in connection with the transactions contemplated therein.

          "Loans" shall mean either the Prime Rate Loans and/or the LIBOR Loans made by the Bank to the Borrower pursuant to Section 1.01 of this Agreement.

          "Net Income" or "Net Loss" for any fiscal period shall mean net income (or net loss, expressed as a negative number), after deduction of or credit for applicable income taxes, as such net income after taxes or net loss would be set forth on an income statement for such fiscal period prepared in accordance with GAAP.

          "Nominee" shall mean a business entity, formed or appointed by Agent to own or manage any Collateral in the possession or control of Lenders.

          "Notes" means the Revolving Line of Credit Notes of the Borrower in the form of Exhibit A attached hereto.
            ---------

          "Payment Date" shall mean the first day of each month on which the Agent is open for business in the Commonwealth of Massachusetts from and after the Closing Date.

          "Permitted Lien" shall have the meaning given that term in Section 4.02(b) hereof.

          "Pledge Agreement" shall mean the Pledge Agreement of the Borrower in the form of Exhibit E hereto.

          "Prime Rate Loans" shall mean Loans subject to the Prime Rate Optio n.

          "Prime Rate" shall mean the rate of interest announced by the Agent from time to time as its "Prime Rate" or "Base Rate"; provided, however, that such rate is not necessarily the lowest rate charged by the Bank to its customers.

          "Principal Office" of the Agent or the Borrower shall mean the respective office located at the address set forth on the first page hereof.

          "Proportionate Share" shall mean each Bank's commitment to fund Loans; in the case of State Street Bank and Trust Company, 62.5%; and in the case of Texas Commerce Bank, National Association, 37.5%.

          "Qualified Receivables" shall mean only those Receivables of the Borrower which met the following specifications at the time such Receivable came into existence and continue to meet the same until it is collected in full: (i) the Receivable is not more than 60 days from the due date thereof, provided that the Receivable has been generated in accordance with the Borrower's standard 30-day payment terms; (ii) the Receivable arose from the performance of services or an outright sale, lease or license of goods by the Borrower, such goods have been shipped to the account debtor, or the Borrower has been notified that the goods have been manufactured by an account debtor and the Borrower has possession of, or has delivered to the Bank, shipping and delivery receipts evidencing such shipment or manufacture; (iii) the Receivable is not subject to any prior assignment, claim, lien, or security interest, and the Borrower will not make any further assignment thereof or create any further security interest therein, nor permit the Borrower's right therein to be reached by attachment, levy garnishment or other judicial process; (iv) the Receivable is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment, and the account debtor has not complained as to his or its liability thereunder and has not returned any material portion of the goods from the sale, lease or license from which the Receivable arose;
(v) the Receivable arose in the ordinary course of the Borrower's business and did not arise from the performance of services or a sale, lease or license of goods to a supplier or employee of the Borrower; (vi) no notice of bankruptcy, insolvency or financial distress of the account debtor has been received by or is known to the Borrower; (vii) the Bank has not notified the Borrower that the Bank has reasonably determined that the Receivable or account debtor is unsatisfactory on the basis of the account debtor's solvency or credit history;
(viii) the aggregate Receivables from such account debtor do not exceed 25% of the total Qualified Receivables of the Borrower (that portion of the account over the 25% level will be disqualified), unless such account debtor has received or is qualified to receive a rating of BBB+ or higher from Standard & Poor's, Inc.; (ix) the account debtor is not an Affiliated Person, officer or employee of the Borrower; and (x) either (A) the account debtor is a person or entity located in the United States or Canada and the account arose out of services rendered or goods delivered in the United States or Canada or (B) payment of the Receivable is backed by a letter of credit or guaranteed by the Export-Import Bank or the Federal Credit Insurance Agency, in each case on terms and conditions reasonably satisfactory to the Bank.

          "Receivables" shall mean all of the present and future accounts, accounts receivable and notes, drafts, acceptances and other instruments representing or evidencing a right to payment for goods sold or for services rendered of the Borrower, including all right, title and interest of the Borrower in the goods or services which have given rise thereto and any right of stoppage in transit, whether the same are now owned or hereafter acquired or arising.

          "Security Agreement" shall mean the Security Agreement in the form of Exhibit B hereto.
- ---------

          "Security Documents" shall have the meaning specified in Section 1.13 of this Agreement.

          "Tangible Net Worth" shall mean stockholders' equity (determined in accordance with GAAP) minus all assets that would be considered intangibles under GAAP, such intangible assets including, without limitation, such items as goodwill, trademarks, tradenames, copyrights, patents, licenses and rights in any thereof, unamortized debt discount, capitalized software development or acquisition costs, costs or value of purchased software and all write-ups in the book value of any asset.

          "Termination Date" shall mean the earlier of (i) October 31, 1996,
(ii) such earlier date on which the Banks make a declaration in accordance with the provisions of Section 5.02(a) hereof or (iii) such earlier date (of which the Borrower shall have given the Agent at least 30 days' prior written notice) on which the Borrower delivers to the Agent a written termination of this Agreement, accompanied or preceded by satisfaction in full of all obligations of the Borrower to the Banks hereunder or in connection herewith. The Bank may, at its discretion, renew or extend the revolving line of credit by extending the Termination Date. Neither the inclusion in this Agreement of financial covenants relating to periods after the Termination Date or any other terms and provisions hereof shall be deemed to create any implication that the Banks are required to renew or extend such revolving line of credit.

   8.02.  Use of Defined Terms.  Any defined term used in the plural preceded by
          --------------------
the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

   8.03.  Accounting Terms.  All accounting terms not specifically defined
          ----------------
herein shall be construed in accordance with United States generally accepted accounting principles consistently applied on the basis used by the concerned entity in prior years.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the Borrower and the Banks have caused this Credit Agreement to be executed by their duly authorized officers as of the date first above written.

                                    SEQUOIA SYSTEMS, INC.


                                    By: /s/ David A. Butler
                                       --------------------------------

                                    Name: David A. Butler
                                         ------------------------------

                                    Title: Vice President and Treasurer
                                          -----------------------------


                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/ Eileen K. Orscheln
                                       --------------------------------

                                    Name: Eileen K. Orscheln
                                         ------------------------------

                                    Title: Assist. Vice President
                                          -----------------------------


                                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                    By: /s/ Michael D. Pickerd
                                       --------------------------------

                                    Name: Michael D. Pickerd
                                         ------------------------------

                                    Title: Senior Vice President
                                          -----------------------------

                                   EXHIBIT A
                                   ---------

                         REVOLVING LINE OF CREDIT NOTE
                         -----------------------------


$12,500,000.00                                                    March 31, 1995


   For value received, the undersigned, Sequoia Systems, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of State Street Bank and Trust Company, a Massachusetts trust company (the "Bank"), at its principal office at 225 Franklin Street, Boston, Massachusetts 02110 or at such other place as may be designated from time to time in writing by the Bank, the principal sum of Twelve Million Five Hundred Thousand Dollars and No Cents ($12,500,000.00), together with interest in arrears from and including the date hereof on the unpaid principal balance hereunder, computed daily, at a variable rate of interest to be determined as provided in the Credit Agreement (as hereinafter defined) and payable as set forth below. At the option of the Bank and to the extent permitted by applicable law, the rate of interest on any overdue principal shall be five percent (5%) per annum above the Prime Rate established from time to time by the Bank. Notwithstanding any other provision of this Note, the Bank does not intend to charge and the Borrower shall not be required to pay any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Borrower or credited to reduce principal hereunder. All payments received by the Bank hereunder will be applied first to reasonable costs of collection and fees, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America.

   Principal shall be payable in a single payment on the Termination Date as defined in the Credit Agreement; interest shall be payable monthly in arrears commencing on May 1, 1995, and continuing on the first day of each successive month thereafter with a final payment of all unpaid interest at the time of payment of the principal.

   If any day on which a payment is due pursuant to the terms of this Note is not a day on which banks in the Commonwealth of Massachusetts are generally open (a "Business Day"), such payment shall be due on the next Business Day following.

   This Note is secured by and entitled to the benefits of a Credit Agreement (the "Credit Agreement") and a Security Agreement between the Borrower and the Bank of even date herewith. Upon the occurrence of any Event of Default, as defined in the Credit Agreement or the Security Agreement, the Bank may declare any or all obligations or liabilities of the Borrower to the Bank (including the unpaid principal hereunder and any interest due thereon), immediately due and payable without presentment, demand, protest or notice, each of which is hereby expressly and irrevocably waived by the Borrower.

   Any deposits or other sums at any time credited by or due from the Bank to or for the Borrower and any securities or other property of the Borrower in the possession of the Bank shall at all times be held and treated as collateral security for the payment of this Note and any other liability now existing or hereafter arising of the Borrower to the Bank and upon the occurrence and continuance of any Event of Default (as defined in the Credit Agreement), the Bank may apply or set off any such deposits and sums against said liabilities.

   If this Note is not paid in accordance with its terms, the Borrower shall pay to the Bank, in addition to principal and accrued interest thereon, all reasonable costs of collection of the principal and accrued interest, including, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Note.

   No waiver of any obligation of the Borrower under this Note shall be effective unless it is in a writing signed by the Bank. A waiver by the Bank of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

   Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if delivered in person or by facsimile transmission to the party to whom notice is to be given, or on the second business day after mailing, if mailed to the party to whom notice is to be given, by overnight courier service or by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth in the Credit Agreement, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

   This Note is delivered in and shall be enforceable in accordance with the laws of the Commonwealth of Massachusetts, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument.

   The Borrower hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Credit Agreement or Security Agreement.

   In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

                                          BORROWER:

[CORPORATE SEAL]                          SEQUOIA SYSTEMS, INC.



                                          By:   ________________________________
                                                Name:
                                                Title:

ATTESTED:



By:  __________________________
     Name:
     Title:

                              SECURITY AGREEMENT
                              ------------------

                            (SEQUOIA SYSTEMS, INC.)
                            -----------------------



   Security Agreement, dated as of March 31, 1995 made by Sequoia Systems, Inc., a Delaware corporation (the "Borrower") in favor of State Street Bank and Trust Company for itself and as agent for Texas Commerce Bank National Association (the "Banks").

                                   RECITALS

   Pursuant to the Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), between the Borrower and the Banks, the Banks have agreed to make loans to the Borrower, upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Borrower thereunder. It is a condition precedent to the obligation of the Banks to make their loans to the Borrower under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement to the Banks.

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Banks to make their loans to the Borrower under the Credit Agreement, the Borrower hereby agrees with the Banks as follows:

   1.  Defined Terms.  Unless otherwise defined herein, terms which are defined
       -------------
in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the Commonwealth of Massachusetts on the date hereof are used herein as therein defined: Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

       "Code" means the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts.

       "Collateral" shall have the meaning assigned to it in Section 2 of this Security Agreement.

       "Intellectual Property Rights" means all rights of the Borrower in, to or with respect to any intellectual property now or hereafter owned, possessed or acquired by or on behalf of the Borrower, including without limitation patents, letters patent, patent applications, trademarks, service marks, trade names and copyrights and any applications therefor or registrations, recordings, divisions, continuations, continuations-in-part, renewals, reissues or extensions thereof, including those patents, copyrights and/or trademarks, and applications therefor, set forth on Schedule I hereto.
                                    ----------

       "Obligations" means the unpaid principal amount of, and interest on, the Note and all other obligations and liabilities of the Borrower to the Banks, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Note, the Guaranty, or this Security Agreement and any other document executed and delivered in connection therewith or herewith and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now or hereafter existing, of the Borrower or Borrower to the Banks, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Banks) or otherwise, but excluding any such obligations of the Borrower to the Banks arising through the purchase by or assignment to the Banks of the Borrower's obligations to third parties.

       "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

   2.  Grant of Security Interest.  As collateral security for the prompt and
       --------------------------
complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower hereby grants to the Banks a security interest in all of the following property now owned or at any time hereafter acquired by the Borrower or in which the Borrower now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"): (i) Accounts; (ii) Chattel Paper; (iii) Documents; (iv) Equipment; (v) Fixtures, (vi) General Intangibles; (vii) Goods; (viii) Instruments; (ix) Intellectual Property Rights; (x) Inventory; (xi) insurance claims and proceeds; (xii) books and records, computer programs, databases and other computer materials of the Borrower pertaining to any and all of the foregoing; and (xiii) to the extent not otherwise included, Proceeds and products of any and all of the foregoing. Notwithstanding the foregoing, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any of the foregoing which are now or hereafter held by the Borrower to the extent that (A) the same are not assignable or capable of being encumbered as a matter of law or under the terms of any agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the other applicable party thereto and (B) such consent has not been obtained; provided, however, that such grant
                                            -----------------
of security interest shall extend to, and the term "Collateral" shall include
(1) any and all proceeds of the foregoing to the extent that the assignment or encumbering of such proceeds is not so restricted and (2) upon any other applicable party's consent being obtained with respect to any of the foregoing that is otherwise excluded, thereafter the same as well as any and all proceeds thereof that might have theretofore been excluded from such grant of a security interest shall be included within the term "Collateral".

   3.  Rights of Banks; Limitations on Bank's Obligations.
       ---------------------------------------------------

       (a) Borrower Remains Liable under Accounts.  Anything herein to the
           ---------------------------------------
contrary notwithstanding, the Borrower shall remain responsible with respect to each of the Accounts, to observe and perform all the conditions and obligations to be observed and performed by it thereunder in accordance with the terms of any agreement giving rise to each such Account. The Banks shall not have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Banks of any payment relating to such Account pursuant hereto, nor shall the Banks be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

       (b) Notice to Account Debtors.  Upon the request of the Banks at any time
           -------------------------
after the occurrence and during the continuance of an Event of Default, the Borrower shall notify account debtors on the Accounts that the Accounts have been collaterally assigned to the Banks and that payments in respect thereof shall be made directly to the Banks. In accordance with the Bank's customary practices, the Banks may in their own name or in the name of the Borrower communicate with account debtors on the Accounts to verify with them to its satisfaction the existence, amount and terms of any Accounts.

       (c) Collections on Accounts.  The Borrower shall have the sole right to
           -----------------------
collect the Accounts, except that after the occurrence and during the continuance of an Event of Default, the Banks may curtail or terminate said right and collect the Accounts as the secured party hereunder. All Proceeds constituting collections of Accounts shall be applied in the manner set forth in the Credit Agreement. If required by the Banks at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, when collected by the Borrower, shall be forthwith (and, in any event, within two Business Days) deposited by the Borrower in the exact form received, duly endorsed by the Borrower to the Banks if required, in a special collateral account maintained by the Banks, subject to withdrawal by the Banks only, as hereinafter provided, and, until so turned over, shall be held by the Borrower in trust for the Banks, segregated from other funds of the Borrower. If an Event of Default shall have occurred and be continuing, at any time at the Bank's election, the Banks shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations as set forth in the Credit Agreement, and any part of such funds which the Banks elect not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Banks to the Borrower or to whomsoever may be lawfully entitled to receive the same. Upon the occurrence and during the continuance of an Event of Default, at the Bank's request, the Borrower shall deliver to the Banks all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the accounts, including, without limitation, all original orders, invoices and shipping receipts, or copies thereof if such originals are not available.

       (d) Title to Collateral.  The Borrower represents and warrants to the
           -------------------
Banks that it has good title to all of the Collateral, free and clear of all liens and security interests, in favor of any person or entity other than the Banks.

   4.  Covenants.  The Borrower covenants and agrees with the Banks that, from
       ---------
and after the date of this Security Agreement until the Obligations are paid in full:

       (a) Further Documentation; Pledge of Instruments and Chattel Paper.  At
           --------------------------------------------------------------
any time and from time to time, upon the written request of the Banks, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver such further instruments and documents and take such further action as the Banks may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. The Borrower also hereby authorizes the Banks to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Banks, duly endorsed in a manner satisfactory to the Banks, to be held as Collateral pursuant to this Security Agreement.

       (b) Indemnification.  The Borrower agrees to pay, and to save the Banks
           ---------------
harmless from, any and all liabilities, reasonable costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any court, arbitrator or governmental entity, jurisdiction or authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Banks under any Account for any sum owing thereunder, or to enforce any provisions of any Account, the Borrower will save, indemnify and keep the Banks harmless from and against all loss, damage or reasonable expense suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The foregoing indemnification shall not apply to any liabilities, costs, or expenses resulting directly from the negligence or willful misconduct or bad faith of the Banks or the Banks' failure to exercise reasonable care with respect to the Collateral in their possession as set forth in Section 8 hereof

       (c) Maintenance of Records.  The Borrower will keep and maintain at its
           ----------------------
own cost and expense satisfactory and complete records of the Collateral, including without limitation, a record of all payments received and all credits granted with respect to the Accounts. For the Bank's further security, the Borrower hereby grants to the Banks a security interest in all of the Borrower's books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, the Borrower shall turn over any such books and records to the Banks or to its representatives during normal business hours at the request of the Banks.

       (d) Right of Inspection.  The Banks shall at all times have full and free
           -------------------
access during normal business hours, and upon reasonable prior notice, to all the books of record and account of the Borrower, and the Banks or their representatives may examine the same, take extracts therefrom and make photocopies thereof. To the extent permitted by law, the Banks and their representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Inventory or Equipment is located for the purpose of inspecting the same or otherwise protecting its interests therein.

       (e) Compliance with Laws, etc.  The Borrower will comply in all material
           --------------------------
respects with all laws, rules, regulations and orders of any court, arbitrator or governmental entity, jurisdiction or authority applicable to the Collateral or any part thereof or to the operation of the Borrower's business except where the failure to so comply would not have a material adverse effect on the Borrower's business or financial condition; provided, however, that the Borrower may contest any such law, rule, regulation or order in any reasonable manner which shall not adversely affect the Bank's rights or the priority of its liens on the Collateral.

       (f) Payment of Obligations.  The Borrower will pay promptly when due all
           ----------------------
material taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all material claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Borrower's books in accordance with GAAP.

       (g) Limitation on Liens on Collateral.  The Borrower will not create,
           ---------------------------------
incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien, security interest, pledge, mortgage, deed of trust, levy, attachment, claim or other charge or encumbrance on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Banks in and to any of the Collateral against the claims and demands of all persons or entities whatsoever.

       (h) Limitations on Dispositions of Collateral.  The Borrower will not
           -----------------------------------------
sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for sales or other dispositions of Collateral permitted by the Credit Agreement.

       (i) Limitations on Discounts, Compromises, Extensions of Accounts.  Other
           -------------------------------------------------------------
than in the ordinary course of business as generally conducted by the Borrower, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person or entity liable for the payment thereof, or allow any credit or discount whatsoever thereon.

       (j) Maintenance of Equipment.  The Borrower will maintain each item of
           ------------------------
Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose, except as otherwise expressly permitted by the Credit Agreement.

       (k) Maintenance of Insurance.  The Borrower will maintain, with
           ------------------------
financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Banks and (ii) insuring the Borrower and the Banks against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Banks, with losses payable to the Borrower and the Banks as their respective interests may appear. All such insurance shall (i) provide that no termination, cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 20 days after receipt by the Banks of written notice thereof, (ii) name the Banks as an an additional insured and/or loss payee as its interests appear and (iii) be reasonably satisfactory in all other respect to the Banks. From time to time upon the request of the Banks, the Borrower shall deliver to the Banks copies of insurance policies, certificates or binders as the Banks may from time to time reasonably request.

       (l) Further Identification of Collateral.  The Borrower will furnish to
           ------------------------------------
the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Banks may reasonably request, all in reasonable detail.

   5.  Banks's Appointment as Attorney-in-Fact.
       ---------------------------------------

       (a) Powers.  The Borrower hereby irrevocably constitutes and appoints the
           ------
Banks and any officer thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Banks's discretion, for the purpose of carrying out the terms of this Security Agreement, without notice to or assent by the Borrower, to do the following:

           (i) at any time when any Event of Default shall have occurred and is continuing, in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument or with respect to any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Banks for the purpose of collecting any and all such moneys due under any Account, Instrument or with respect to any other Collateral whenever payable;

           (ii) at any time when an Event of Default shall have occurred and is continuing, to pay or discharge taxes and liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;

           (iii) Upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Banks or as the Banks shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Banks may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Banks were the absolute owner thereof for all purposes, and to do, at the Bank's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Banks deem necessary to protect, preserve or realize upon the Collateral and the Bank's liens thereon and to effect the intent of this Security

                  Agreement, all as fully and effectively as the Borrower might do; and

           (iv) at any time when an Event of Default shall have occurred and is continuing, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement.

This power of attorney is a power coupled with an interest and shall be irrevocable.

       (b) Other Powers.  The Borrower also authorizes the Banks, at any time
           ------------
and from time to time, to execute, in connection with the sales provided for in
Section 7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

       (c) No Duty on Bank's Part.  The powers conferred on the Banks hereunder
           ----------------------
are solely to protect the Bank's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Banks shall be accountable only for amounts that they actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct, provided that the Banks shall be required to exercise reasonable care at all times with respect to Collateral in its possession as set forth in Section 8 hereof.

   6.  Performance by Banks of Borrower's Obligations.  If the Borrower fails to
       ----------------------------------------------
perform or comply with any of its agreements contained herein and the Banks, as provided for by the terms of this Security Agreement, shall themselves perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Banks incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Prime Rate plus 5%, shall be payable by the Borrower to the Banks on demand and shall constitute Obligations secured hereby.

   7.  Remedies.  If an Event of Default shall occur and be continuing, the
       --------
Banks may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Banks, without demand of performance or other demand, presentment, protest, or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other person or entity (all and each of which are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Banks or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Banks shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Borrower. The Borrower further agrees, at the Bank's request, to assemble the Collateral and make it available to the Banks at places which the Banks shall reasonably select, whether at the Borrower's premises or elsewhere, provided that such place shall be reasonably convenient to the Borrower. The Banks shall promptly apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in the Credit Agreement, and the Banks shall account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Banks arising out of the exercise by the Banks of any of its rights hereunder, provided that such release shall not apply to any claim, damage or demand resulting directly from the gross negligence, willful misconduct or bad faith of the Banks, or the Bank's obligation to exercise reasonable care with respect to Collateral in its possession as set forth in Section 8 hereof. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Banks to collect such deficiency.

   8.  Limitation on Duties Regarding Preservation of Collateral.  The Bank's
       ---------------------------------------------------------
sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to exercise reasonable care and deal with it in the same manner as the Banks deal with similar property for its own account. Neither the Banks nor any of their directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

   9.  Appointment of Agent.  Texas Commerce Bank, National Association hereby
       --------------------
appoints and authorizes State Street Bank and Trust Company to act as its agent hereunder and under the Credit Agreement and Secured Guaranty and authorizes the agent to take such action on behalf of Texas Commerce Bank National Association to effect and consummate the provisions of this Security Agreement, including, but not limited to the execution of instruments relating hereto; employment of attorneys, accountants and other professionals and agents and attorneys-in-fact necessary to enforce the rights and remedies of State Street Bank and Trust Company and Texas Commerce Bank National hereunder; and to take all actions reasonably necessary to carry out the rights and obligations of State Street Bank and Trust Company, Texas Commerce Bank National Association hereunder.

   10. Powers Coupled with an Interest.  All authorizations and agencies herein
       -------------------------------
contained with respect to the Collateral are irrevocable and powers coupled with an interest.

   11. Severability.  Any provision of this Security Agreement which is
       ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   12. Paragraph Headings.  The paragraph headings used in this Security
       ------------------
Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

   13. No Waiver; Cumulative Remedies.  The Banks shall not by any act (except
       ------------------------------
by a written instrument pursuant to Section 13 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Banks, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Banks of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Banks would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

   14. Waivers and Amendments; Successors and Assigns.  None of the terms or
       ----------------------------------------------
provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Banks, provided that any provision of this Security Agreement may be waived by the Banks in a written letter or agreement executed by the Banks or by telex or facsimile transmission from the Banks. This Security Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Banks and their successors and assigns.

   15. Governing Law.  This Security Agreement shall be governed by, and
       -------------
construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts.

   IN WITNESS WHEREOF, the Borrower has caused this Security Agreement to be duly executed and delivered in favor of the Banks as of the date first above written.


                                       SEQUOIA SYSTEMS, INC.


                                       By:  _______________________________
                                            Name:
                                            Title:


                                       STATE STREET BANK AND TRUST COMPANY


                                       By:  _______________________________
                                            Name:
                                            Title:


                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION


                                       By:  _______________________________
                                            Name:
                                            Title: